Exhibit 10.1


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                         AGREEMENT AND PLAN OF MERGER


                                 by and among


                         Omnis Technology Corporation,
                            a Delaware corporation


                           Raining Merger Sub, Inc.,
                            a Delaware corporation


                                 PickAx, Inc.
                            a Delaware corporation

                                      and

                      The Named PickAx, Inc. Stockholder



                          Dated as of August 23, 2000


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

                         AGREEMENT AND PLAN OF MERGER

                               TABLE OF CONTENTS




                                                                                        Page
                                                                                       -----
1.   The Merger; Effective Time ....................................................     1
     1.1  The Merger ...............................................................     1
     1.2  Effective Time of the Merger .............................................     2
2.   The Surviving Corporation .....................................................     2
     2.1  Certificate of Incorporation .............................................     2
     2.2  Bylaws ...................................................................     2
     2.3  Directors and Officers ...................................................     2
3.   Treatment of Shares ...........................................................     4
     3.1  Exchange of Shares; Holdback Shares ......................................     4
     3.2  Mechanics of Exchange ....................................................     9
     3.3  No Further Rights in Stock ...............................................    11
     3.4  Closing ..................................................................    11
     3.5  Supplementary Action .....................................................    11
     3.6  Appraisal Rights; Dissenting Shares ......................................    12
4.   Closing Conditions ............................................................    13
     4.1  Conditions Precedent to Obligations of Omnis and Merger Sub ..............    13
     4.2  Conditions Precedent to Obligations of PickAx and the Named
          PickAx Stockholder .......................................................    17
5.   Representations and Warranties of PickAx and the Named PickAx Stockholder .....    19
     5.1  Organization, Good Standing, Qualification ...............................    19
     5.2  Certificate of Incorporation and Bylaws; Records .........................    20
     5.3  Capitalization ...........................................................    21
     5.4  Authority; Binding Nature of Agreements ..................................    23
     5.5  Non-Contravention; Consents ..............................................    23
     5.6  Intellectual Property ....................................................    25
     5.7  Proceedings; Orders ......................................................    28
     5.8  Financial Statements .....................................................    28
     5.9  Title to Assets ..........................................................    29
     5.10 Contracts ................................................................    30
     5.11 Employees ................................................................    31
     5.12 Compliance with Legal Requirements .......................................    32
     5.13 Governmental Authorizations ..............................................    33
     5.14 Tax Matters ..............................................................    33
     5.15 Securities Laws Compliance; Registration Rights ..........................    36
     5.16 [Reserved] ...............................................................    36
     5.17 Environmental Compliance .................................................    36
     5.18 Insurance ................................................................    36
     5.19 Related Party Interests or Transactions ..................................    37
     5.20 Absence of Changes .......................................................    38
     5.21 The Named PickAx Stockholder; Investment Intent and Restrictions .........    39
     5.22 Powers of Attorney .......................................................    45


                                       1


                                                                                        Page
                                                                                       -----

      5.23 Benefit Plans; ERISA ....................................................    45
      5.24 Knowledge ...............................................................    47
      5.25 Full Disclosure .........................................................    48
      5.26 No Brokers' and Finders' Fees ...........................................    48
      5.27 Effective Dates .........................................................    49
6.    Representations and Warranties of Omnis and Merger Sub .......................    49
      6.1  Organization, Good Standing, Authority; Binding Nature of Agreement .....    49
      6.2  [Reserved] ..............................................................    49
      6.3  Omnis Stock .............................................................    49
      6.4  Authority; Binding Nature of Agreements .................................    50
      6.5  Non-Contravention; Consents .............................................    50
      6.6  [Reserved] ..............................................................    51
      6.7  Reports and Financial Statements; Absence of Certain Changes ............    51
      6.8  Compliance with Applicable Law ..........................................    53
      6.9  Complete Copies of Requested Reports ....................................    53
      6.10 Full Disclosure .........................................................    53
      6.11 Contracts ...............................................................    53
      6.12 Effective Dates .........................................................    54
7.    Pre-Closing Covenants of PickAx and the Named PickAx Stockholder .............    54
      7.1  Corporate Proceedings; Stockholder Approval .............................    54
      7.2  Access and Investigation ................................................    55
      7.3  Operation of Business ...................................................    55
      7.4  Filings and Consents ....................................................    57
      7.5  Notification; Updates to Disclosure Schedule ............................    58
      7.6  No Plan Amendments. During the Pre-Closing Period, PickAx shall not amend or modify or cause the amendment or modification of the terms
           of any Plan .............................................................    59
      7.7  Best Efforts ............................................................    59
8.    Pre-Closing Covenants of Omnis and Merger Sub ................................    59
      8.1  Corporate Proceedings ...................................................    59
      8.2  Access and Investigation ................................................    60
      8.3  Filings and Consents ....................................................    61
      8.4  Notification ............................................................    61
      8.5  Best Efforts ............................................................    62
9.    Other Agreements .............................................................    62
      9.1  Registration of PickAx Options ..........................................    62
      9.2  Change of Names, Ticker Symbol and Address ..............................    62
      9.3  Confidentiality .........................................................    63
      9.4  Public Disclosure .......................................................    63
      9.5  No Inconsistent Action ..................................................    63
      9.6  Restrictive Legend ......................................................    63
      9.7  Certain Tax and Other Matters ...........................................    64
10.   Termination ..................................................................    66
      10.1 Termination Events ......................................................    66


                                       2


                                                                                Page
                                                                                -----

      10.2 Termination Procedures ..................................................    66
      10.3 Effect of Termination ...................................................    67
      10.4 Exclusivity of Termination Rights .......................................    67
11.   Survival; Pledge of Shares and Security Interest .............................    67
      11.1 Survival of Representations and Covenants ...............................    67
      11.2 Pledge of Holdback Shares; Indemnity; Security Interest .................    68
12.   Miscellaneous ................................................................    72
      12.1 Further Assurances ......................................................    72
      12.2 Fees and Expenses .......................................................    72
      12.3 Attorneys' Fees .........................................................    73
      12.4 Other Taxes .............................................................    73
      12.5 Governing Law ...........................................................    73
      12.6 Successors and Assigns ..................................................    73
      12.7 Entire Agreement ........................................................    74
      12.8 Severability ............................................................    74
      12.9 Amendments ..............................................................    74
      12.10 Notices ................................................................    74
      12.11 Publicity and Use of Confidential Information ..........................    76
      12.12 Counterparts ...........................................................    76
      12.13 Delays or Omissions; Waivers ...........................................    76
      12.14 Remedies Cumulative; Specific Performance ..............................    77
      12.15 Headings ...............................................................    77
      12.16 Construction ...........................................................    77

                         AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is entered into as of August 23, 2000 ("Agreement Date"), by and among OMNIS TECHNOLOGY CORPORATION, a Delaware corporation ("Omnis"), RAINING MERGER SUB, INC., a Delaware corporation and a wholly-owned subsidiary of Omnis ("Merger Sub"), PICKAX, INC., a Delaware corporation ("PickAx"), and GILBERT FIGUEROA (the "Named PickAx Stockholder"). Certain capitalized terms in this Agreement are defined in Exhibit A.


                                   RECITALS

A. The Board of Directors of Omnis and PickAx and the sole director of Merger Sub have determined that it is in the best interests of their respective stockholders for Omnis to acquire PickAx by the merger of Merger Sub with and into PickAx upon the terms, and subject to the conditions, set forth herein as a reverse triangular merger (the "Merger").

B.   Merger Sub is a wholly-owned subsidiary of Omnis.

C. For federal income tax purposes, it is intended that the Merger constitute a "reorganization" within the meaning of Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code"), and that each of Omnis, Merger Sub and PickAx be a "party to a reorganization" within the meaning of Section 368(b) of the Code in respect of the Merger.


                                   AGREEMENT

     Omnis, Merger Sub, PickAx and the Named PickAx Stockholder, intending to be legally bound, agree as follows:


1. The Merger; Effective Time.

     1.1  The Merger.

     Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2 hereof), Merger Sub shall be merged with and into PickAx, and PickAx shall be the surviving corporation in such Merger, and the separate existence of Merger Sub shall thereupon cease. PickAx as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

     The Merger shall have the effects set forth in this Agreement and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time the Surviving Corporation
(i) shall be subject to all actions previously taken by each of the Board of Directors of Merger Sub and PickAx as herein further provided, and (ii) shall retain or succeed to without other transfer and shall possess all of the assets, rights, powers and property as constituted immediately prior to the Effective Time of each of PickAx and Merger Sub, all as more fully provided under the applicable provisions of the Delaware General Corporation Law.

     1.2 Effective Time of the Merger.

     The Merger shall become effective upon the completion of the filing of a properly executed Certificate of Merger with the Secretary of State of the State of Delaware, which filing shall be made as soon as practicable after the Closing of the Transactions. When used in this Agreement, the term "Effective Time" with respect to the Merger shall mean the date and time at which such Certificate of Merger has been accepted for filing by the Secretary of State of Delaware.

2. The Surviving Corporation.

     2.1 Certificate of Incorporation.

     The Certificate of Incorporation of PickAx as in effect immediately prior to the Effective Time shall be at the Effective Time the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law.

     2.2 Bylaws.

     The  Bylaws  of  PickAx,  as  in  effect immediately prior to the Effective
Time, shall be at the Effective Time the Bylaws of the Surviving Corporation until thereafter amended as provided by law.

     2.3 Directors and Officers.

       (a) The initial directors of the Surviving Corporation shall be the director or directors of PickAx as of the Effective Time, until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law. The initial officers of the Surviving Corporation shall be the officers of PickAx immediately prior to the Effective Time, until their respective successors are duly appointed in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law.

       (b) Immediately prior to the Effective Time, Philip Barrett and James Dorst shall resign as directors of Omnis effective as of the Effective Time and the remaining directors of Omnis shall appoint Brian Sparks and Gilbert Figueroa as successors thereto effective as of the Effective Time. The directors of Omnis at the Effective Time shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and Bylaws of Omnis, or as otherwise provided by law.

       (c) Immediately prior to the Effective Time, Philip Barrett, Gwyneth Gibbs and Geoffrey Wagner shall resign as officers of Omnis effective as of the Effective Time and the Board of Directors of Omnis shall appoint the following persons to the offices set forth opposite their names, which officers shall hold office as officers of Omnis from the Effective Time subject to the pleasure of the Board and to any express written contractual rights between Omnis and each of such persons:


  Name                                          Title
  ---------------------   -------------------------------------------------
  Bryce Burns             Chairman of the Board of Directors
  Gilbert Figueroa        Chief Executive Officer and President
  Richard Lauer           Chief Operating Officer and Vice President
  Scott Anderson          Vice President, Finance; Treasurer and Secretary
  Mario Barrenechea       Vice President
  Timothy Holland         Vice President
  Gwyneth Gibbs           President, Omnis Technology Division


3. Treatment of Shares.

     3.1 Exchange of Shares; Holdback Shares.

     At the Effective Time, by virtue of the Merger and without any further action on the part of the holders thereof, subject to the other terms and conditions hereof:

       (a) Outstanding Omnis Capital Stock.. The shares of Omnis capital stock which shall be outstanding immediately prior to the Effective Time of the Merger shall remain outstanding and shall not be affected by the Merger.

       (b) Exchange Ratio. Subject to Sections 3.1(c) and 3.2 hereof, each share of common stock, $0.01 par value per share, of PickAx (the "PickAx Common Stock") issued and outstanding immediately prior to the Effective Time will be canceled and extinguished and automatically converted into the fraction of a share of Common Stock of Omnis, $0.10 par value per share (the "Omnis Common Stock") determined pursuant to the following formula ("Exchange Ratio"):

              The greater of:

              (i) (39,700,000 / the average bid closing price of Omnis Common Stock during the twenty (20) trading days prior to the two trading days prior to the Agreement Date (the "Average Omnis Stock Price")), divided by the Fully Diluted PickAx Shares; or

              (ii) 0.5 multiplied by (13,176,000/Fully Diluted PickAx Shares).

Fractional shares of Omnis Common Stock determined under the foregoing Exchange Ratio shall be aggregated as to each PickAx Stockholder to determine the total number of shares of Omnis Common Stock issuable to such Stockholder hereunder. Each share of PickAx Common Stock held by or for PickAx or owned by or for Omnis or held or owned by or for any direct or indirect subsidiary of PickAx or of Omnis immediately prior to the Effective Time shall be canceled and extinguished without any payment of consideration therefor or any conversion thereof.

       (c) Holdback Shares. The maximum number of shares of Omnis Common Stock into which PickAx Common Stock is exchangeable pursuant to Section 3.1(b) above shall be referred to herein as the "Maximum Shares". Ninety percent (90%) of the Maximum Shares shall be issued to the PickAx stockholders as of the Effective Time pursuant to Section 3.1(g) hereof (the "Closing Shares"). With respect to the remaining ten percent (10%) of the Maximum Shares (the "Holdback Shares"), such shares shall be issued to the PickAx stockholders as follows:

              (i) The Holdback Shares shall be issued in the respective names of the PickAx stockholders pursuant to Section 3.1(b) hereof and delivered to Union Bank of California, N.A. (the "Escrow Agent") at 475 Sansome Street, 12th Floor, San Francisco, California 94111, Attention Corporate Trust Department. The parties agree that the Holdback Shares shall be held in escrow until release of such shares is authorized by the Board of Directors of Omnis pursuant to the terms hereof.

              (ii) The combined gross revenues of Omnis and the Surviving Corporation, on a consolidated basis, for the period (the "Earn Out Measurement Period") beginning on the first day of the first full month after the Effective Time and ending on the first anniversary of such date (the "Earn Out Date") are referred to herein as the "Earn Out Revenues." All Earn Out Revenues shall be computed pursuant to GAAP applied on a consistent basis.

              (iii) If the Earn Out Revenues during or for the Earn Out Measurement Period are at least Twenty Five Million Dollars ($25,000,000) (the "Target Earn Out"), the Board of Directors of Omnis shall provide written instructions to its escrow agent to transfer to the PickAx stockholders the certificates for all of the Holdback Shares, within thirty (30) days after the date on which the Earn Out Revenues first equal (or exceed) the Target Earn Out and subject to Section 3.2 hereof.

              (iv) If the Earn Out Revenues for the Earn Out Measurement Period are less than Twenty Two Million Five Hundred Thousand Dollars ($22,500,000) (the "Minimum Earn Out"), the Holdback Shares shall be cancelled as of the Earn Out Date by virtue of this Agreement and without any further action on the part of Omnis or any other party and all of the shares of Common Stock represented by the Holdback Shares thereupon shall be eligible for reissuance by Omnis.

              (v) If the Earn Out Revenues are greater than the Minimum Earn Out and less than the Target Earn Out for the Earn Out Measurement Period, Omnis shall (A) provide written instructions to its escrow agent to transfer to the PickAx stockholders within thirty (30) days after the Earn Out Date certificates for the number of the Holdback Shares computed using the following formula, subject to Section 3.2 hereof:

              X = ((A / B) x C) - D

Where:        X =  The aggregate number of Holdback Shares to be issued to the
                   PickAx stockholders,

              A = The Earn Out Revenues,

              B = The Target Earn Out,

              C = The Maximum Shares, and

              D = The total number of the Closing Shares;

and (B) the portion of the Holdback Shares not issued or issuable to the PickAx stockholders pursuant to the preceding clause (A) shall be cancelled as of the Earn Out Date by virtue of this Agreement and without any further action on the part of Omnis or any other party and all of the shares of Common Stock represented by such Holdback Shares thereupon shall be eligible for reissuance by Omnis. In such event Omnis shall promptly notify each of the PickAx stockholders in writing at their last address known to Omnis (a "Cancellation Notice") of such cancellation of such Holdback Shares hereunder.

              (vi) Notwithstanding any of the foregoing provisions to the contrary, all of the Holdback Shares shall be security for and none of the Holdback Shares shall be transferred to any of the PickAx stockholders until the discharge of the rights and obligations of the PickAx stockholders and Omnis as expressly provided by Section 11.2 hereof; and in the event of any conflict the provisions of Section 11.2 shall be controlling.

       (d) PickAx  Options.  At the Effective Time, all PickAx Options listed in
Schedule III hereto shall be assumed by Omnis in accordance with the following provisions:

              (i) At the Effective Time, each such PickAx Option, whether vested or unvested, shall be, in connection with the Merger, assumed by Omnis. Each PickAx Option so assumed by Omnis under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the PickAx 2000 Stock Plan (the "Option Plan") and/or as provided in the respective option agreements governing such PickAx Option immediately prior to the Effective Time, except that (A) such PickAx Option shall be exercisable for that number of whole shares of Omnis Common Stock equal to the product of the number of shares of Common Stock that were issuable upon exercise of such PickAx Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of the common stock of Omnis and (B) the per share exercise price for the shares of the Common Stock of Omnis issuable upon exercise of such assumed PickAx Option shall be equal to the quotient determined by dividing the exercise price per share of PickAx Common Stock at which such PickAx Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent.


              (ii) It is the intention of the parties that the PickAx Options assumed by Omnis hereunder qualify as of the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent the PickAx Options qualified as incentive stock options immediately prior to the Effective Time.

              (iii) Promptly following the Effective Time, Omnis will issue to each holder of any outstanding PickAx Option a document evidencing the foregoing assumption of such PickAx Option by Omnis.

              (iv) All PickAx Options not listed in Schedule III hereto shall not be assumed and shall terminate as of the Closing.

       (e) PickAx Warrants. At the Effective Time, the PickAx Warrants listed in ]Schedule I hereto shall be deemed cancelled and exchanged for similar warrants of Omnis, subject to the following provisions:

              (i) Each of such PickAx Warrants shall be exercisable for the number of whole shares of Omnis Common Stock equal to the product of the number of shares of Common Stock that were issuable upon exercise of such PickAx Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of the common stock of Omnis (the "Maximum Warrant Shares"), at the times and subject to the additional conditions set forth below:

        (A) Each of such PickAx Warrants shall be exercisable for ninety percent (90%) of the Maximum Warrant Shares at the times and subject to the additional conditions set forth in the original certificate representing such securities ("Warrant Closing Shares");

        (B) If the Earn Out Revenues are greater than or equal to the Target Earn Out, then each of such PickAx Warrants shall be exercisable for the additional ten percent (10%) of Maximum Warrant Shares (the "Holdback Warrant Shares") at the later of (1) the date on which Earn Out Revenues first equal or exceed the Target Earn Out or (2) the date set forth in the original certificate. If the Earn Out Revenues are less than the Minimum Earn Out for the Earn Out Measurement Period, then each of such PickAx Warrants shall terminate with respect to the Holdback Warrant Shares and such Warrants shall be deemed amended to such effect by virtue of this Agreement and without further action by Omnis or any other party. If the Earn Out Revenues are greater than the Minimum Earn Out and less than the Target Earn Out for the Earn Out Measurement Period, then (x) each of such PickAx Warrants shall be exercisable for the number of the Holdback Warrant Shares computed using the following formula:

              X = ((A / B) x C) - D

Where:        X = The  number of  Holdback  Warrant  shares for which the PickAx
                  Warrant is exercisable,

              A = The Earn Out Revenues,

              B = The Target Earn Out,

              C = The Maximum Warrant Shares,

              D = The total number of Warrant Closing Shares; and

and (y) any right to exercise the PickAx Warrant for the remaining portion of the Holdback Warrant Shares shall terminate with respect to such Shares and the Warrants shall be deemed amended to such effect by virtue of this Agreement and without any further action on the part of Omnis or any other party. In such event Omnis shall promptly notify each of the Warrant Holders in writing at their last address known to Omnis (also a "Cancellation Notice") of such termination of rights with respect to such remaining Holdback Warrant Shares. All PickAx Warrants not listed in Schedule I shall terminate as of the Closing.


              (ii) The per share exercise price for the shares of the Common Stock of Omnis issuable upon exercise of such PickAx Warrants shall be equal to the quotient determined by dividing the exercise price per share of PickAx Common Stock at which such PickAx Warrant was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent.

       (f) PickAx Convertible Debt. As of the Effective Time, the Astoria PickAx Convertible Debt shall be amended and superseded in its entirety by the Omnis Loan Promissory Note containing the terms and conditions and in substantially the form of Exhibit B. As of the Effective Time the holder of the Astoria PickAx Convertible Debt at the Closing ("Convertible Debt Holder") shall also be granted a warrant to purchase Five Hundred Thousand (500,000) shares of the Common Stock of Omnis at a warrant exercise price of Seven Dollars ($7.00) per share pursuant to the terms and conditions of the Astoria Warrant containing the terms and conditions and in substantially the form of Exhibit C.

       (g) Merger Sub Capital Stock. Each share of Common Stock, $0.01 par value per share, of Merger Sub (the "Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of Common Stock,

$0.01 par value per share, of the Surviving Corporation. Each certificate evidencing ownership of shares of Merger Sub Common Stock shall evidence ownership of such shares of capital stock of the Surviving Corporation.

       (h) Fractional Shares. Notwithstanding any other provision of this Agreement, no fraction of a share of Omnis Stock shall be issued in the Merger. In lieu of fractional shares, the PickAx stockholders upon surrender of their Certificates as set forth in Section 3.2 shall be paid an amount in cash by Omnis, without interest, rounded down to the nearest cent, determined by multiplying the fractional interest to which such Stockholder would otherwise be entitled by the Average Omnis Stock Price.

       (i) Restricted Shares. The shares of Omnis Stock issued in connection with the Transactions will not be registered under the Securities Act, subject solely to the Rights Agreement. Such shares may not be transferred or resold thereafter, except in compliance with the terms of this Agreement and the other Transactional Agreements and following registration under the Securities Act or in reliance on an exemption from registration under the Securities Act.

     3.2 Mechanics of Exchange.

     At the Effective Time each PickAx Stockholder shall be entitled to surrender the certificate or certificates that immediately prior to the Effective Time represented the PickAx Stock (the "Certificates"), and which were cancelled and converted into the Omnis Stock pursuant to Section 3.1 hereof, to Omnis in exchange for a stock certificate or certificates representing such stockholder's allocable portion of Omnis Stock as herein provided. It shall be a condition of such exchange that the Certificates so surrendered shall be properly endorsed or otherwise in proper form for transfer to Omnis.

       (j) From and after the Effective Time, there shall be no transfers on the stock transfer books of PickAx of the PickAx Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates formerly representing the PickAx Stock set forth on Schedule I attached hereto are presented to Omnis for payment or for any other purpose, they shall be cancelled and exchanged for the applicable portion of Omnis Stock in accordance with the procedures set forth in this Section.

       (k) In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of a bona fide affidavit of that fact by the PickAx Stockholder claiming such Certificate to be lost, stolen or destroyed, Omnis will issue or cause to be issued in exchange for such lost, stolen or destroyed Certificate a stock certificate or certificates representing the portion of Omnis Stock for which the shares of PickAx Stock represented by the Certificate have been exchanged in accordance with this Section 3. When authorizing such issuance in exchange therefor, Omnis may, in its discretion and as a condition precedent to the issuance thereof, require such PickAx Stockholder to give Omnis a bond in such sum as Omnis may direct as indemnity, or such other form of indemnity, as Omnis shall direct, against any claim that may be made against Omnis with respect to the Certificate alleged to have been lost, stolen or destroyed.

       (l)  Omnis  may,  at  its option, meet its obligations under this Section
3.2 through a bank or trust company selected by Omnis to act as exchange or transfer agent in connection with the Transactions.

       (m) If any stock certificate for Omnis Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall (i) pay to Omnis any transfer or other taxes required by reason of the issuance of certificates for such securities in a name other than that of the registered holder of the Certificate surrendered, or establish to the satisfaction of Omnis that such tax has been paid or is not applicable; and
(ii) provide documentary evidence satisfactory to Omnis or its counsel establishing the right of such person to have such Omnis Stock issued in such name.

       (n) Notwithstanding any contrary provision of this Agreement, neither Omnis nor any officer or director or agent or employee thereof nor other party hereto shall be liable to a holder of shares of PickAx Stock for any portion of Omnis Stock, or dividends thereon, or in accordance with Section 3.1 hereof the cash payment for any fractional interests, delivered to a public official pursuant to applicable escheat laws following the passage of time specified therein.

       (o) Each of the Exchange Agent, Omnis and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of PickAx Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign tax law or under any other applicable legal requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

     3.3 No Further Rights in Stock.

     All cash, cash equivalents or securities received by each PickAx stockholder pursuant to this Agreement shall be deemed to have been delivered and received in full satisfaction of all rights pertaining to such PickAx stockholder's shares of PickAx Stock. At the Effective Time of the Merger, the PickAx stockholders shall cease to have any rights with respect to any of the PickAx Stock, and their sole right shall be to receive Omnis Stock (or cash for fractional shares).

     3.4 Closing.

     The closing of the Transactions (the "Closing") shall take place at the offices of PickAx, 1691 Browning, Irvine, California 92606 at 1:00 p.m., local time, on the later of (x) September 29, 2000 or (y) the second business day after the day on which all of the conditions set forth in Sections 4.1 and 4.2 hereof are satisfied or waived as reasonably certified by the respective legal counsel for PickAx and Omnis in good faith, or at such other date, time and place as the parties shall otherwise agree (the date of such Closing, the "Closing Date").

     3.5 Supplementary Action.

     If at any time after the Effective Time, any further assignments or assurances in law or any other acts or documents or instruments are necessary or desirable to vest or to perfect or confirm of record in the Surviving Corporation the title to any property or rights of PickAx or to vest or perfect or confirm of record in Omnis to any of the PickAx Securities, or otherwise to carry out the provisions of this Agreement, effective as of the Closing the then current officers and directors of Omnis are hereby each irrevocably appointed and authorized and empowered on behalf of Omnis or PickAx or the Surviving Corporation, by each of such corporations and in the name of and on behalf of either of such corporations as necessary or desirable and in the capacity of such persons as officers or directors of Omnis, to act as their attorneys-in-fact and to execute and deliver any and all documents or instruments and to do such other acts as necessary or desirable to vest or to perfect or confirm title to such property or rights in the Surviving
Corporation or Omnis (as the case may be), and otherwise to carry out the purposes and provisions of this Agreement.

     3.6 Appraisal Rights; Dissenting Shares.

       (a) If any holders of PickAx Stock are entitled to dissent from the Merger and any such holders demand appraisal of their PickAx Stock under applicable law (each person electing to exercise such rights, a "Dissenting Holder"), any shares of PickAx Stock held by a Dissenting Holder for which appraisal has been so demanded in accordance with applicable law ("Dissenting Shares") shall not be cancelled and exchanged as described in Section 3.1 hereof, but from and after the Effective Time shall represent only the right to receive such consideration as may be determined to be due such Dissenting Holder under applicable law; provided however that (i) each share of PickAx Stock held by a Dissenting Holder who shall, after the Effective Time, withdraw its demand for appraisal or lose its rights of appraisal with respect to such shares of PickAx Stock, in either case pursuant to applicable law, shall not be deemed a Dissenting Share, but shall be deemed to be cancelled and converted, as of the Effective Time, into Omnis Stock as set forth in Section 3.1 hereof; and (ii) each Dissenting Share shall be counted as a share of PickAx Common Stock for purposes of all computations made under Section 3.1 hereof.

       (b) PickAx shall give Omnis prompt notice of any written demands for appraisal of any shares of PickAx Stock, withdrawals of such demands or failures to perfect appraisal rights resulting in a loss of such rights, and any other instruments received by PickAx which relate to any such demand for appraisal. PickAx shall not voluntarily make any payment with respect to any demands or potential demands for appraisal of PickAx Stock or agree to or offer to settle or settle any such demands or potential demands. Omnis shall be responsible for any settlement of any lawful claims for consideration for any Dissenting Shares, which settlements may be paid in cash, Omnis Stock or such other consideration as Omnis may determine, except as otherwise required under applicable law.


4. Closing Conditions.

     4.1 Conditions Precedent to Obligations of Omnis and Merger Sub.

     The obligations of Omnis and Merger Sub to consummate the Merger and to take the other actions required to be taken by Omnis at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Omnis and Merger Sub, in whole or in part, in accordance with Section 12.13):

       (a) The representations and warranties made by PickAx in or pursuant to this Agreement or in any other Transactional Agreement shall have been true and accurate in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, without giving effect to any Disclosure Schedule Update and without waiving any rights or remedies of Omnis in the event of any breach thereof;

       (b) The representations and warranties made by the Named PickAx Stockholder in or pursuant to Section 5.21 hereof or in any other Transactional Agreement shall have been true and accurate in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, without giving effect to any Disclosure Schedule Update and without waiving any rights or remedies of Omnis in the event of any breach thereof;

       (c) All covenants, agreements and/or conditions contained in this Agreement or in any other Transactional Agreement to be observed by any of the PickAx stockholders and/or PickAx or PickAx Systems on or prior to the Closing shall have been performed or complied with in all material respects;

       (d) The PickAx stockholders or PickAx or the Convertible Debt Holder, as the case may be, shall have delivered the following documents to Omnis:

              (i) A Registration Rights Agreement in substantially the form of Exhibit D (the "Rights Agreement"), duly executed by the PickAx stockholders and the holders of PickAx Warrants;

              (ii) Employment and Non-Competition Agreements for each of the Key Employees, contain such terms and conditions acceptable to Omnis and its counsel and duly executed by each of the Key Employees;

              (iii) The legal opinion of Greenberg Traurig, counsel to PickAx, dated the Closing Date, in substantially the form of Exhibit E, duly executed by said firm;

              (iv) The duly executed and irrevocable written consents of each of the holders of the PickAx Warrants to the terms and conditions of this Agreement and any other Transactional Agreement, for the joint benefit of Omnis and Merger Sub.

              (v) Investment Representation Statements in substantially the form of Exhibit F, duly executed for the benefit of Omnis by each of the PickAx stockholders other than the Named PickAx Stockholder ; and the representations and warranties made by the said PickAx stockholders shall be true and accurate in all material respects as of the Closing and without waiving any rights or remedies of Omnis in the event of any breach thereof;

              (vi) Certificates (the "Named PickAx Stockholder Closing Certificate" and "PickAx Closing Certificate," respectively) executed by the Named PickAx Stockholder and a duly authorized senior executive officer of PickAx, respectively, dated as of the Closing, and certifying to the satisfaction of the conditions specified in Sections 4.1(a) and (b);

              (vii) The written resignations of all of the members of the PickAx Board other than Gilbert Figueroa, who shall be the sole director of PickAx as of the Effective Time;

              (viii) Written evidence reasonably satisfactory to Omnis and its counsel of the grant of PickAx Options to the employees or consultants of PickAx or other Persons as set forth on Schedule III attached hereto;

              (ix) Such other documents reasonably satisfactory to Omnis as Omnis may request in good faith for the purpose of (A) evidencing the accuracy of any representation or warranty made by PickAx or the PickAx stockholders, (B) evidencing the compliance by PickAx or PickAx Systems or the PickAx stockholders with, or the performance by PickAx or PickAx Systems or the PickAx stockholders of, any covenant or obligation set forth in this Agreement or any other Transactional Agreement, (C) evidencing the satisfaction of the conditions set forth in this Section 4.1, or (D) otherwise facilitating the consummation or performance of any of the Transactions; and

              (x) The Astoria PickAx Convertible Debt instrument, duly endorsed by the holder thereof in blank.

       (e) Each of the Key Employees shall have accepted employment with Omnis or the Surviving Corporation (or one of the other subsidiaries of Omnis), and shall have executed and delivered legally binding and irrevocable releases of all claims of any kind against PickAx and/or its Affiliates through and including the Closing, in form and substance reasonably satisfactory to Omnis and its counsel;

       (f) To the satisfaction of Omnis and its counsel, the offer and sale of Omnis Stock and Merger Sub Common Stock pursuant to the terms of this Agreement shall comply with an exemption from registration under the Securities Act and/or any applicable federal or state securities laws and regulations;

       (g) All corporate and other proceedings required to be taken on the part of the Board of Directors of PickAx in connection with this Agreement, the Transactional Agreements and the Transactions, and all documents incident thereto, shall have been taken and shall be reasonably satisfactory in form and in substance to Omnis and its counsel; and the Board of Directors of PickAx shall have ratified or approved the execution of this Agreement and the Transactional Agreements by PickAx and shall have approved the consummation of the Transactions under applicable law;

       (h) All corporate and other proceedings required to be taken on the part of the stockholders of PickAx in connection with this Agreement, the Transactional Agreements and the Transactions, and all documents incident thereto, shall have been taken and shall be reasonably satisfactory in form and in substance to Omnis and its counsel; and the stockholders of PickAx shall have approved the execution of this Agreement and the other Transactional Agreements by PickAx and shall have approved the consummation of the Transactions under applicable law;

       (i) The stockholders of Omnis shall have approved the execution of this Agreement and the other Transactional Agreements by Omnis and shall have approved the consummation of the Transactions under applicable law;

       (j) The stockholder of Merger Sub shall have approved the execution of this Agreement and the other Transactional Agreements by Merger Sub and shall have approved the consummation of the Transactions under applicable law;

       (k) There shall not be shares of PickAx Stock entitled to appraisal rights pursuant to Section 262 of the Delaware General Corporation Law or other appraisal or dissenters' rights under applicable law, constituting more than one percent (1%) of the capital stock of PickAx calculated on a fully-diluted basis immediately prior to the Closing Date;

       (l)  Each of the Consents identified or required to be identified in Part
5.4 of the Disclosure Schedule shall have been obtained and shall be in full force and effect;

       (m) Omnis and Merger Sub shall have completed their due diligence of PickAx and its Affiliates to the reasonable satisfaction of Omnis and its legal counsel;

       (n) There shall have been no material adverse change in the business, condition, assets, liabilities, operations, financial performance or prospects of PickAx or any of its Subsidiaries since the Agreement Date, other than facts or conditions relating exclusively to political or economic matters of general applicability that will adversely affect comparable Entities generally;

       (o) There shall not have been commenced or expressly threatened against Omnis or Merger Sub or PickAx or any of their respective Affiliates any Proceeding (i) involving any challenge to, or seeking damages or other relief in connection with, any of the Transactions, or (ii) that is likely to have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions or have a material adverse effect on PickAx or PickAx Systems or Omnis or Merger Sub;

       (p) Any and all liabilities of any kind or nature of PickAx or any of its Affiliates or PickAx stockholders to Devonshire Holdings, LLC or any Affiliate thereof, and any and all claims or actions or causes of action related thereto, shall have been fully discharged or satisfied or settled by PickAx prior to the Closing, on terms acceptable to Omnis;

       (q) Omnis and Merger Sub shall have received a Fairness Opinion from Alliant Partners with respect to the material terms of the Merger in form and content satisfactory to the Board of Directors of Omnis and Merger Sub, which Fairness Opinion is not withdrawn by Alliant Partners at any time prior to the Closing;

       (r) PickAx shall have obtained and received proceeds after July 15, 2000 and on or before the Closing from Astoria Capital Partners, L.P. or any Affiliate thereof in the minimum amount of Four Million Dollars ($4,000,000) pursuant to financing arrangements on terms and conditions reasonably acceptable to Omnis and in a transaction exempt from the registration requirements of the Securities Act and otherwise in material compliance with applicable laws;

       (s) PickAx Systems shall have fully consummated the acquisition of certain assets of General Automation on or before the Closing pursuant to terms and conditions reasonably acceptable to Omnis;

       (t) No Person shall have made or expressly threatened any claim asserting that such Person (i) may be the holder or the beneficial owner of, or may have the right to acquire or to obtain beneficial ownership of, any capital stock or other securities of PickAx or any of its Affiliates, or (ii) may be entitle to all or any portion of the Omnis Stock or Surviving Corporation Stock issuable or exchangeable in the Merger; and

       (u) Neither the consummation nor the performance of any of the Transactions will, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of, or cause Omnis or Merger Sub or PickAx, or any Person affiliated with Omnis or Merger Sub or PickAx, to suffer any material adverse consequence under, (a) any applicable legal requirement or Order, or (b) any legal requirement or Order that has been proposed by or before any Governmental Body, other than with respect to Taxes for which Omnis may be liable.

     4.2 Conditions Precedent to Obligations of PickAx and the Named PickAx Stockholder.

     The obligation of PickAx and the Named PickAx Stockholder to take the actions required to be taken by such parties at the Closing, is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by PickAx, in whole or in part, in accordance with Section 12.13):

       (a) The representations and warranties made by Omnis and Merger Sub in this Agreement or in any other Transactional Agreement shall have been true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, without waiving any rights or remedies of PickAx or the Named PickAx Stockholder in the event of any breach thereof;

       (b) All covenants, agreements and/or conditions contained in this Agreement or in any other Transactional Agreement to be observed by Omnis on or prior to the Closing shall have been performed or complied with in all material respects;

       (c) Omnis shall have delivered the following documents to the PickAx stockholders and/or PickAx and/or the Key Employees, as the case may be:

              (i) The Rights Agreement, duly executed by Omnis;

              (ii) The Employment and Non-Competition Agreements duly executed by the Surviving Corporation;

              (iii) The legal opinion of Morrison & Foerster LLP, counsel to Omnis and Merger Sub, dated as the Closing Date in substantially the form of Exhibit G, duly executed by said firm; and

              (iv) A certificate (the "Omnis and Merger Sub Closing Certificate") executed by a duly authorized senior executive officer of Omnis and by a duly authorized senior executive officer of Merger Sub, dated as of the Closing and certifying to the satisfaction of the conditions specified in Sections 4.2(a) and (b);

       (d) Omnis shall have delivered to the Convertible Debt Holder the following documents, duly executed by Omnis:

              (i) The Omnis Loan Promissory Note in substantially the form of Exhibit B;

              (ii) The Astoria Warrant in substantially the form of Exhibit C;

       (e) All corporate and other proceedings required to be taken on the part of the Boards of Directors of Omnis and Merger Sub in connection with this Agreement, the Transactional Agreements and the Transactions, and all documents incident thereto, shall have been taken and shall be reasonably satisfactory in form and in substance to PickAx and its counsel; and the Boards of Directors of Omnis and Merger Sub shall have ratified or approved the execution of this Agreement and the Transactional Agreements by PickAx and shall have approved the consummation of the Transactions under applicable law;

       (f) All corporate and other proceedings required to be taken on the part of the stockholders of Omnis and Merger Sub in connection with this Agreement, the Transactional Agreements and the Transactions, and all documents incident thereto, shall have been taken and shall be reasonably satisfactory in form and in substance to PickAx and its counsel; and the stockholders of Omnis and Merger Sub each shall have approved the execution of this Agreement and the other Transactional Agreements by Omnis and Merger Sub and shall have approved the consummation of the Transactions under applicable law;

       (g) The certain Convertible Promissory Note made by Omnis and held by Astoria Capital Partners, L.P. dated December 21, 1999 and as amended through April 30, 2000 in the principal amount of Three Million Dollars ($3,000,000) shall have been converted into shares of Omnis Common Stock pursuant to the terms thereof, subject to any further amendment of said Note as required to permit the full exercise of such conversion rights as of the Closing;

       (h) Neither the consummation nor the performance of any of the Transactions will, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of, or cause the PickAx stockholders to suffer any adverse consequence under, (i) any applicable legal requirement or Order, or (ii) any legal requirement or Order that has been proposed by or before any Governmental Body; other than with respect to Taxes for which PickAx or any PickAx stockholder may be liable;

       (i) PickAx shall have completed its due diligence of Omnis and its Affiliates to the reasonable satisfaction of PickAx and its legal counsel; and

       (j) There shall have been no material adverse change in the business, condition assets, liabilities, operations, financial performance or prospects of Omnis and Merger Sub since the date of this Agreement, other than facts or conditions relating exclusively to political or economic matters of general applicability that will adversely affect comparable Entities generally.

5. Representations and Warranties of PickAx and the Named PickAx Stockholder.

     Except as specifically set forth in the disclosure schedule provided by PickAx and attached hereto as Schedule IV (the "Disclosure Schedule"), the parts of which shall be numbered to correspond to the Section numbers of this Agreement, PickAx and the Named PickAx Stockholder (solely for the purposes of Section 5.21) each hereby represent and warrant to each Omnis Person and to each Merger Sub Person as follows:

     5.1 Organization, Good Standing, Qualification.

       (a) Each of PickAx and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is qualified to conduct business and is in both corporate and tax good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification; provided however that PickAx shall become qualified to conduct business and be in both corporate and tax good standing under the laws of the State of California promptly following the Agreement Date and prior to the Closing. Each of PickAx and its Subsidiaries has the requisite corporate power and authority to own and operate its properties and assets, and to carry out the provisions hereof and thereof, and to carry on its business as currently conducted.

       (b) Neither PickAx nor any of its Subsidiaries has never approved, or commenced any proceeding, or made any election contemplating, the dissolution or liquidation of PickAx or any of its Subsidiaries or the winding up or cessation of the business or affairs of PickAx or any of its Subsidiaries.

       (c) PickAx has no subsidiaries and does not own, beneficially or otherwise, any shares or other securities of, or any other direct or any other indirect interest of any nature in, any Entity, other than PickAx Systems and the other subsidiaries of PickAx identified in Part 5.1(c) of the Disclosure Schedule (the "Subsidiaries").

       (d) Neither PickAx nor any of its Subsidiaries was ever operated as a sole proprietorship, or any other business entity, prior to its incorporation.

     5.2 Certificate of Incorporation and Bylaws; Records.

       (a) PickAx and its Subsidiaries have delivered to Omnis accurate and complete copies of:

              (i) The Certificate of Incorporation and bylaws, including all amendments thereto, as presently in effect for each of PickAx and its Subsidiaries;

              (ii) The stock records of PickAx and its Subsidiaries; and

              (iii) The minutes and other records of all of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders of PickAx or any of its Subsidiaries, the Boards of Directors of PickAx or any of its Subsidiaries and/or all committees of such Boards.

       (b) There have been no meetings or other proceedings of the stockholders of PickAx or any of its Subsidiaries, Boards of Directors of PickAx or any of its Subsidiaries or any committee thereof that are not memorialized in such minutes or other records.

       (c) Neither PickAx nor any of its Subsidiaries has conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the names listed on Part 5.2 of the Disclosure Schedule.

       (d) There has not been any material violation of the Certificates of Incorporation or bylaws of PickAx or any of its Subsidiaries or of any resolution adopted by the stockholders, Boards of Directors or any committee thereof of PickAx or any of its Subsidiaries.

     5.3 Capitalization.

       (a) The authorized capital stock of PickAx consists of One Hundred Ten Million (110,000,000) shares of capital stock, comprised of One Hundred Million (100,000,000) shares of Common Stock, of which Five Million Three Hundred Seventy-Six Thousand Seven Hundred Thirty Four (5,376,734) shares are issued and outstanding, and Ten Million (10,000,000) shares of preferred stock, none of which are issued and outstanding.

              (i) Schedule I accurately sets forth all issued and outstanding shares of PickAx Stock; the PickAx stockholders are the only beneficial owners of capital stock of PickAx. No other shares of capital stock are issued or outstanding. All issued and outstanding shares of the capital stock of PickAx have been duly authorized and validly issued, are fully paid and nonassessable, and have been issued in full compliance with all applicable securities laws and other applicable legal requirements.

              (ii) Schedule I also accurately sets forth all issued and outstanding warrants or other convertible securities for PickAx Stock or the stock or securities of any Subsidiary of PickAx, including but not limited to all PickAx Warrants and all PickAx Subsidiary Warrants, if any; and no other warrants or other convertible securities of any kind or nature for PickAx Stock or the stock or securities of any Subsidiary of PickAx are issued or outstanding.

              (iii) Schedule III accurately sets forth (i) the names of the employees or consultants or other Persons who have been granted PickAx Options;
(ii) the number of PickAx Options held by such employees or consultants or other Persons as of the date of this Agreement; and/or (iii) the number of PickAx Options to be granted to employees or consultants or other Persons prior to the Closing, if any.

              (iv) Schedule III also accurately sets forth (i) the names of the employees or consultants or other Persons who have been granted PickAx Subsidiary Options, if any; (ii) the number of PickAx Subsidiary Options held by such employees or consultants or other Persons as of the date of this Agreement, if any; and/or (iii) the number of PickAx Subsidiary Options to be granted to employees or consultants or other Persons prior to the Closing, if any.

       (b) PickAx Systems is a wholly-owned subsidiary of PickAx and PickAx is the sole legal and beneficial owner of all of the capital stock of PickAx Systems. No other shares of capital stock of PickAx Systems are issued or outstanding.

       (c) PickAx owns all or a majority of all of the shares of (i) the capital stock and (ii) the voting stock of all of the Subsidiaries of PickAx other than PickAx Systems, as set forth in Part 5.1(c) of the Disclosure Schedule.

       (d) PickAx has no Affiliates other than those Entities listed in Part 5.1(c) of the Disclosure Schedule.

       (e)  The  outstanding  stock  or other equity interests of PickAx in each
Subsidiary are duly authorized, validly issued, fully paid and nonassessable, and all such stock or other equity interests are owned by PickAx free and clear of all liens, pledges, hypothecations, charges, mortgages, security interests, encumbrances, claims, infringements, interferences, options, right of first refusals, preemptive rights, agreements, community property interests or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

       (f) Except as set forth on Schedule I or Schedule III or Part 5.3 of the Disclosure Schedule, there is no:

              (i) Outstanding subscription, option, call, warrant or other right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of PickAx or any of its Subsidiaries, including but not limited to any PickAx Subsidiary Option or any PickAx Subsidiary Warrant, or any agreement, arrangement or understanding to grant or issue any of the foregoing at any time;

              (ii) Outstanding security, instrument or other obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of PickAx or any of its Subsidiaries at any time, or any agreement, arrangement or understanding to grant or issue any of the foregoing at any time; or

              (iii) To the knowledge of PickAx, condition or circumstance that may directly or indirectly give rise to or provide a basis for a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of PickAx or any of its Subsidiaries at any time.

       (g) PickAx or any of its Subsidiaries have never repurchased, redeemed or otherwise reacquired (or agreed, committed or offered (in writing or otherwise) to repurchase, redeem or otherwise reacquire) any shares of capital stock or other securities, except from employees of PickAx pursuant to the terms of the Option Plan.

     5.4 Authority; Binding Nature of Agreements.

     PickAx has the corporate power and authority to enter into and to perform its obligations under this Agreement and the other Transactional Agreements to which it is or is contemplated to be a party, and the execution, delivery and performance by PickAx of this Agreement and such Transactional Agreements have been duly authorized by all necessary action on the part of PickAx Board and its stockholders. This Agreement and the other Transactional Agreements constitute, or upon execution and delivery will constitute, the legal, valid and binding obligations of PickAx, enforceable against PickAx in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditor's rights generally and by general principles of equity regardless of whether such enforceability is considered in a proceeding in law or equity.

     5.5 Non-Contravention; Consents.

     The execution and delivery of this Agreement and the other Transactional Agreements, and the consummation of the Transactions, by PickAx and any or all of the PickAx stockholders will not, directly or indirectly (with or without notice or lapse of time):

       (a) contravene, conflict with or result in a material violation of (i) the Certificate of Incorporation or bylaws of PickAx or any of its Subsidiaries, or (ii) any resolution adopted by Board of Directors or any committee thereof or the stockholders of PickAx or any of its Subsidiaries;

       (b) to the knowledge of PickAx, contravene, conflict with or result in a material violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief (other than statutory dissenters' rights) under, any legal requirement or any Order to which PickAx or any of its Subsidiaries or any material assets owned or used by PickAx or any of its Subsidiaries are subject;

       (c) to the knowledge of PickAx, cause any material assets owned or used by PickAx or any of its Subsidiaries to be reassessed or revalued by any taxing authority or other Governmental Body;

       (d) to the knowledge of PickAx, contravene, conflict with or result in a material violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by PickAx or any of its Subsidiaries or any employees thereof or that otherwise relates to the business or to any of the material assets owned or used by PickAx or any of its Subsidiaries;

       (e) contravene, conflict with or result in a material violation or material breach of, or material default under, any PickAx Contract;

       (f) give any Person the right to any payment by PickAx or any of its Subsidiaries or give rise to any acceleration or change in the award, grant, vesting or determination of options, warrants, rights, severance payments or other contingent obligations of any nature whatsoever of PickAx or any of its Subsidiaries in favor of any Person, in any such case as a result of the change in control of PickAx or any of its Subsidiaries or otherwise resulting from the Transactions; or

       (g) result in the imposition or creation of any encumbrance upon or with respect to any material asset owned or used by PickAx or any of its Subsidiaries.

Except as set forth in Part 5.5 of the Disclosure Schedule and as expressly contemplated in this Agreement or the other Transactional Agreements, PickAx or any of its Subsidiaries will not be required to make any filing with or give any notice to, or obtain any Consent from, any Person in connection with the execution and delivery of this Agreement and the other Transactional Agreements or the consummation or performance of any of the Transactions.

     5.6 Intellectual Property.

       (a) Part 5.6 of the Disclosure Schedule sets forth a complete list, in all material respects, of all Patents, Patent Applications, Trademarks, copyrights and maskworks, and any applications therefor in respect of any of the foregoing, included in the Proprietary Assets, and specifies, where applicable, the jurisdictions in which each such Proprietary Asset has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners. Part 5.6 also sets forth a complete list of all material licenses, sublicenses and other material agreements as to which PickAx or any of its Subsidiaries is a party and pursuant to which PickAx or any of its Subsidiaries or any other Person is currently authorized to use any of the Proprietary Assets (but excluding object code and end-user licenses granted to end-users in the ordinary course of business that permit use of software products without a right to modify, distribute or sublicense the same ("End-User Licenses")) or other trade secret material to PickAx or any of its Subsidiaries, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty and the term thereof. Neither PickAx nor any of its Subsidiaries is in material violation of any license, sublicense or agreement described on such list.

       (b) Except as set forth in Part 5.6 of the Disclosure Schedule, PickAx or PickAx Systems has all right, title and interest in and to and is the sole and exclusive owner throughout the universe of each and all of the Proprietary Assets, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the Use thereof. Without limiting the foregoing, as of and from the Closing the Surviving Corporation shall have the sole and exclusive right throughout the universe in perpetuity to develop, make, have made, manufacture, use, sell, offer to sell, import, license, modify, improve, distribute, copyright, copy, reproduce, display, perform (publicly or otherwise), publish, create and own all derivative works and to otherwise transfer, disclose, assign and exploit each and all of the Proprietary Assets and all derivative works thereof, and refrain from doing so (collectively "Use"); to file Patent Applications and to have and own and renew or extend any and all Patents and copyrights issued on any of the Proprietary Assets; and to register and use the Trademarks in any jurisdiction.

       (c) Except as set forth in Part 5.6 of the Disclosure Schedule, PickAx or PickAx Systems further has and at the Effective Time the Surviving Corporation will have good and marketable title to each and all of the Proprietary Assets free and clear of any and all Liens or Liabilities. PickAx or PickAx Systems is and at the Effective Time the Surviving Corporation will be in possession of each and all of the Proprietary Assets. Without limiting the foregoing, there are no filings in any registry of deeds in any jurisdiction or under the Uniform Commercial Code or similar statute in any jurisdiction or country showing any of PickAx or its Affiliates as debtor which create or perfect or which purport to create or perfect any Lien in or on any of the Proprietary Assets.

       (d) Except as set forth in Part 5.6 of the Disclosure Schedule, to the knowledge of PickAx or any Affiliate thereof or any Named PickAx Stockholder, no claims with respect to the Proprietary Assets have been asserted or are threatened by any Person nor are there any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any of the products or services of PickAx or any of its Affiliates as now manufactured, sold, licensed or used or proposed for manufacture, sale, licensing or use by PickAx or any of its Affiliates infringes on any intellectual property or other rights of any third party; (ii) against the use by PickAx or any of its Affiliates in the business of such entity as currently conducted; or (iii) challenging the ownership by PickAx or any of its Affiliates or the validity or effectiveness of any of the Proprietary Assets.

       (e)  All  registered Patents, Trademarks and copyrights held by PickAx or
any   of  its  Subsidiaries  are  valid  and  subsisting  in  the  jurisdictions registered.

       (f) Neither PickAx nor any Affiliate thereof has entered into any agreement under which PickAx or any Affiliate thereof is restricted from selling, offering, licensing or otherwise distributing or exploiting any of its or its Affiliate's current or anticipated products or services to any class of customers, in any geographic area, during any period of time or in any segment of the market.
       (g)  PickAx  or  any  Affiliate  thereof  is  not,  or as a result of the execution and delivery of this Agreement or the consummation of the Transactions hereunder will not be, in violation of any license, sublicense or other agreement applicable to PickAx or any Affiliate thereof, nor will such actions entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement.

       (h) To the knowledge of PickAx or any Affiliate thereof, no part of the Software or the other Proprietary Assets (i) violates or infringes or will violate or infringe on any Patent, Trademark, copyright, or other intellectual property or other rights of any third person or entity under the laws of any jurisdiction, (ii) constitutes or will constitute the unauthorized disclosure or use or misappropriation of any trade secrets or other proprietary or confidential information of any third person or entity, (iii) uses or incorporates the software or technology of any third person or entity, or (iv) is subject to any pending or threatened claims of infringement or misappropriation or any pending or threatened claims challenging the ownership by PickAx or any of its Affiliates or the validity or effectiveness of any of the Proprietary Assets.

       (i) To the knowledge of PickAx or any Affiliate thereof, there has been or is no material unauthorized use, infringement or misappropriation of any of the Proprietary Assets by any third party, including but not limited to any employee or former employee of PickAx or any Affiliate thereof.

       (j) Except as set forth in Part 5.6 of the Disclosure Schedule, no part of the Proprietary Assets is subject to any outstanding order, judgment, decree, stipulation or agreement restricting in any manner the licensing or exploitation thereof by PickAx or any Affiliate thereof or its or its Affiliate's licensees. Except as set forth in Part 5.6 of the Disclosure
Schedule, neither PickAx nor any Affiliate thereof has entered into any agreement to indemnify any other person against any claim or action of infringement or misappropriation relating to any of the Proprietary Assets.

       (k) To the knowledge of PickAx, no employee of PickAx or any Affiliate thereof is in material violation of any term of any employment contract (whether written or oral), invention agreement, patent disclosure agreement, proprietary information agreement, non-competition agreement or any other contract or agreement relating to the relationship of any such employee with PickAx or any Affiliate thereof . All consultants and employees of any of PickAx or any Affiliate thereof have signed agreements containing proprietary information protective provisions and, where applicable, agreements assigning all rights in any work performed by them to PickAx or such Affiliate.

       (l) Without limiting the foregoing, the Software is the original work of PickAx and has been either created by employees of PickAx on a work-for-hire basis or by consultants or contractors who have assigned all rights in such Software to PickAx.

       (m) PickAx and its Affiliates have taken reasonable security measures to protect the secrecy, confidentiality and value of all trade secrets, know-how, inventions, designs, processes and technical data required to conduct its business. Without limiting the foregoing, no part of the Source Code or any essential structure of the Software has been disclosed to any third person or entity at any time.

     5.7 Proceedings; Orders.

       (a)  Except  as  identified in Part 5.7 of the Disclosure Schedule, there
are   no  pending  Proceedings,  and,  to  PickAx's  knowledge,  no  Person  has threatened to commence any Proceeding:

              (i) that (x) involves PickAx or any of its Subsidiaries or (y) otherwise relates to or might affect the business or any of the material assets owned or used by PickAx or any of its Subsidiaries (whether or not PickAx or any of its Subsidiaries is named as a party thereto), other than Proceedings to which PickAx or any of its Subsidiaries are not parties that would affect businesses generally; or

              (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions or PickAx's ability to comply with or perform its obligations and covenants under the Transactional Agreements, and, to the knowledge of PickAx, no event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.

       (b) PickAx has delivered to Omnis accurate and complete copies of all pleadings, correspondence and other written materials to which PickAx has access that relate to the Proceedings identified in Part 5.7 of the Disclosure Schedule, if any.

       (c) There is no Order to which PickAx or any of its Subsidiaries, or any of the assets owned or used by PickAx or any of its Subsidiaries, are subject.

       (d) To PickAx's knowledge, no officer or employee of PickAx or any of its Subsidiaries is subject to any Order that prohibits such officer or employee from engaging in or continuing any conduct, activity or practice relating to the business of PickAx or any of its Subsidiaries.

     5.8 Financial Statements.

       (a) PickAx has delivered to Omnis the following financial statements and notes (collectively, the "Financial Statements"), which are attached as Exhibit
H:

              (i) the audited consolidated balance sheet of PickAx and its Subsidiaries as of February 29, 2000, and the related audited statement of operations of PickAx and its Subsidiaries for the period ended February 29, 2000 (the "Balance Sheet Date"); and

              (ii) the unaudited consolidated balance sheet of PickAx and its Subsidiaries as of May 30, 2000 (the "Unaudited Interim Balance Sheet"), and the related unaudited statement of operations of PickAx for the three (3) months then ended.

       (b) All the Financial Statements are accurate and complete in all material respects, and the dollar amount of each line item included in the Financial Statements is accurate in all material respects. The Financial Statements are in accordance with the books and records of PickAx and its Subsidiaries and present fairly the financial position of PickAx and its Subsidiaries as of the respective dates thereof and the results of operations of PickAx and its Subsidiaries for the periods covered thereby. The Financial Statements have been prepared, stated and presented pursuant to GAAP applied on a consistent basis throughout the periods covered.

       (c) PickAx and its Subsidiaries have no Liabilities in excess of Ten Thousand Dollars ($10,000), individually or in the aggregate, except for Liabilities identified as such in the "liabilities" column of the Unaudited Interim Balance Sheet and Liabilities arising out of the Transactional Agreements and PickAx Contracts.

     5.9 Title to Assets.

       (a) PickAx and its Subsidiaries own, and has good, valid and marketable title to, all assets purported to be owned by them, free and clear of any material encumbrances or Liens or Liabilities, except liens for current taxes and assessments not delinquent.

       (b) Part 5.9(b) of the Disclosure Schedule identifies all equipment, furniture, fixtures, improvements and other tangible assets owned by PickAx and its Subsidiaries and included in the tangible assets as shown on the Unaudited Interim Balance Sheet of PickAx prepared in accordance with GAAP consistently applied, and sets forth the original cost and book value of each of said assets.

       (c) Each asset identified in Part 5.9(b) of the Disclosure Schedule:

              (i) is free of material defects and deficiencies and in good condition and repair, consistent with its age and intended use (ordinary wear and tear excepted); and

              (ii) is adequate for the uses to which it is being put.

       (d) PickAx or any of its Subsidiaries do not own any real property or any interest in real property, except for the leaseholds created under the real property leases identified in Part 5.9(d) of the Disclosure Schedule (the "Leased Premises"). Part 5.9(d) of the Disclosure Schedule lists the premises covered by said leases. Each of PickAx and its Subsidiaries enjoy peaceful and undisturbed possession of such premises.

       (e) Part 5.9(e) of the Disclosure Schedule identifies all tangible assets that are leased to PickAx or any of its Subsidiaries that have a value in excess of Ten Thousand Dollars ($10,000). All leases pursuant to which PickAx or any of its Subsidiaries leases real or personal property are in good standing and are valid and effective in accordance with their respective terms and, to the knowledge of PickAx, there exists no default thereunder.

     5.10 Contracts.

       (a) Part 5.10 of the Disclosure Schedule identifies and describes each material PickAx Contract. PickAx has delivered to Omnis accurate and complete copies of all such PickAx Contracts, including all amendments thereto.

       (b) Except as set forth on Part 5.10(b) of the Disclosure Schedule, each PickAx Contract is currently valid and in full force and effect, and is enforceable by PickAx or the relevant Subsidiary in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditor's rights generally and by general principles of equity regardless of whether such enforceability is considered in a proceeding in law or equity.

       (c) Except as set forth on Part 5.10(c) of the Disclosure Schedule, PickAx or any of its Subsidiaries is not in material default under any PickAx Contract, and, to the knowledge of PickAx, (i) no Person has violated or breached, or declared or committed any material default under, any PickAx Contract; and (ii) PickAx or any of its Subsidiaries has not waived any of its rights under any PickAx Contract.

       (d) Except as set forth on Part 5.10(c) of the Disclosure Schedule, to the knowledge of PickAx, there are no material disputes or disagreements between PickAx or any of its Subsidiaries and any other party with respect to any PickAx Contract.

       (e) (i) PickAx or any of its Subsidiaries has never guaranteed or otherwise agreed to cause, insure or become liable for, and has never pledged any of its assets to secure, the performance or payment of any obligation or other Liability of any other Person; and (ii) PickAx or any of its Subsidiaries has never been a party to or bound by any material joint venture agreement, partnership agreement, profit-sharing agreement, cost-sharing agreement, loss-sharing agreement or similar Contract.

       (f) No Person is renegotiating any amount paid or payable to PickAx or any of its Subsidiaries under any PickAx Contract or any other material term or provision of any PickAx Contract.

       (g) Part 5.10(f) of the Disclosure Schedule identifies and provides an accurate and complete description of each proposed PickAx Contract (other than this Agreement and the Transactional Agreements) as to which any bid, offer, written proposal, term sheet or similar document has been submitted to or received by PickAx or any of its Subsidiaries and is outstanding and which would be material to the business or prospects of PickAx or any of its Subsidiaries .

       (h) Except as set forth on Part 5.10(h) of the Disclosure Schedule, no party to any PickAx Contract has notified PickAx or any of its Subsidiaries to the effect that PickAx or any of its Subsidiaries has failed to perform a material obligation thereunder.

       (i) Except as set forth on Part 5.10(i) of the Disclosure Schedule, each other party to each PickAx Contract has consented or been given notice (or prior to the Closing Date shall have consented or been given notice), where such consent or the giving of such notice is necessary, sufficient that such PickAx Contract shall remain in full force and effect following the consummation of the Transactions, without material modification in the rights or obligations of PickAx or any of its Subsidiaries or Omnis or the Surviving Corporation thereunder.

     5.11 Employees.

       (a) Part 5.11(a) of the Disclosure Schedule contains a list of all employees of PickAx or any of its Subsidiaries as of the Agreement Date and their respective titles and annualized compensation.

       (b) Part 5.11(b) of the Disclosure Schedule contains a list of Persons who are currently performing services for the business of PickAx or any of its Subsidiaries and are classified as "consultants" or "independent contractors," and the respective compensation of each such "consultant" or "independent contractor."

       (c) Neither PickAx nor any of its Subsidiaries have any collective bargaining agreements or union contracts with any of their respective employees. To the knowledge of PickAx, there is no labor union organizing activity pending or threatened with respect to PickAx or any of its Subsidiaries. The employment of each employee of PickAx or any of its Subsidiaries is terminable at will; and, except as set forth in Part 5.11(c) of the Disclosure Schedule, no employee has any agreement or contract, written or oral or express or implied, regarding his or her employment.

       (d) Except as set forth on Part 5.11(e) of the Disclosure Schedule, to the knowledge of PickAx, (i) no employee of PickAx or any of its Subsidiaries (an "Employee"), nor any consultant or independent contractor with whom PickAx or any of its Subsidiaries has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, PickAx or any of its Subsidiaries, and (ii) the continued employment by PickAx or any of its Subsidiaries of present Employees, and the performance by PickAx or any of its Subsidiaries of contracts with consultants or independent contractors, will not result in any such violation. Neither PickAx nor any of its Subsidiaries has received any notice (written or otherwise) alleging that any such violation has occurred. No Employee has been granted the right to continued employment by PickAx or any of its Subsidiaries or to any material compensation following termination of employment. To the knowledge of PickAx, no officer or key employee, or any group of employees, has given notice of his, her or their intent to terminate his, her or their employment with PickAx, and no Employee has received an offer to join a business that is or likely would be competitive with the business of PickAx or any of its Subsidiaries.

       (e) To the knowledge of PickAx, no Employee or consultant or independent contractor of PickAx or any of its Subsidiaries has or may have any claim or action or cause of action against PickAx or any Affiliate thereof or any current or former officer, director or manager of PickAx or any Affiliate thereof related in any manner to the employment or engagement of such employee or consultant or independent contractor, including but not limited to any claim of sexual or racial or age discrimination or comparable claim under any applicable law.

     5.12 Compliance with Legal Requirements.

       (a) Each of PickAx and its Subsidiaries is in full compliance with each legal requirement that is applicable to it or to the conduct of its business or the ownership or use of any of its assets.

       (b) Neither PickAx nor any of its Subsidiaries has received at any time any notice or other communication from any Governmental Body or any other Person, or has any other knowledge, regarding (i) any actual, alleged, possible or potential violation of, or failure to comply with, any legal requirement by PickAx or any of its Subsidiaries, including but not limited to any Environmental Law, or (ii) any actual, alleged, possible or potential liability or obligation on the part of PickAx or any of its Subsidiaries to undertake, or to bear all or any portion of the cost of, any cleanup or any remedial, corrective or response action of any nature relating to Hazardous Materials, or any other circumstances that could give rise to liability under any Environmental Law for any investigative, cleanup, remedial, corrective or response action of any nature or for any costs thereof; except to the extent such noncompliance or liability or obligation will not materially adversely effect the business, prospects or financial condition of PickAx or any of its Subsidiaries at any time.

     5.13 Governmental Authorizations.

       (a) Part 5.13 of the Disclosure Schedule identifies each Governmental Authorization held by PickAx or any of its Subsidiaries. PickAx has delivered to Omnis accurate and complete copies of all such Governmental Authorizations, including all renewals thereof and all amendments thereto. Each Governmental Authorization identified or required to be identified in Part 5.13 of the Disclosure Schedule is valid and in full force and effect.

       (b) The Governmental Authorizations identified in Part 5.13 of the Disclosure Schedule constitute all the Governmental Authorizations necessary
(i) to enable PickAx and its Subsidiaries to conduct its business in the manner in which its business is currently being conducted, and (ii) to permit PickAx and its Subsidiaries to own and use its assets in the manner in which they are currently owned and used. All such Governmental Authorizations shall remain in full force and effect following the consummation of the Transactions, without material modification in the rights or obligations of PickAx or Omnis or the Surviving Corporation thereunder.

     5.14 Tax Matters.

       (a) Except to the extent set forth in Part 5.14 of the Disclosure Schedule, each Tax required to have been paid, or claimed by any Governmental Body to be payable, by PickAx and/or its Subsidiaries (whether pursuant to any Tax Return or otherwise) has been duly paid in full on a timely basis. Any Tax required to have been withheld or collected by PickAx and/or its Subsidiaries has been duly withheld and collected, and (to the extent required) each such Tax has been paid to the appropriate Governmental Body. PickAx and/or its Subsidiaries have complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, consultant, independent contractor, or other third party.

       (b) Part 5.14 of the Disclosure Schedule accurately identifies all Tax Returns required to be filed by or on behalf of PickAx and/or its Subsidiaries with any Governmental Body with respect to any taxable period ending on or before the Closing Date ("PickAx Returns"). All such Returns (i) have been, or will be, filed when due, and (ii) have been, or will be when filed, accurately and completely prepared pursuant to applicable law. All amounts shown on PickAx Returns to be due on or before the Closing Date, and all amounts otherwise payable in connection with PickAx Returns on or before the Closing Date, have been paid on or before the Closing Date. PickAx has delivered to Omnis copies of all such Returns filed by or on behalf of PickAx or any other entity acquired by or merged into PickAx prior to the Closing.

       (c) The liability of PickAx and its Subsidiaries for unpaid Taxes for all periods ending on or before the date of the Financial Statements does not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred taxes) reported in the Financial Statements. PickAx and its Subsidiaries have established, in the Ordinary Course of Business, reserves adequate for the payment of all Taxes for the period from December 31, 1999 through the Closing Date, and PickAx and its Subsidiaries have disclosed the dollar amount of such reserves to Omnis on or prior to the Closing.

       (d) Part 5.14 of the Disclosure Schedule identifies each examination or audit of any such Return that has been conducted by any Governmental Body. PickAx has delivered to Omnis copies of all audit reports and similar documents (to which PickAx has access) relating to such Returns. No extension or waiver of the limitation period applicable to any of PickAx Returns has been granted (by PickAx or any other Person), and no such extension or waiver has been requested from PickAx or any of its Subsidiaries.

       (e) No claim or other Proceeding is pending or has been threatened in writing or orally (formally or informally) against or with respect to PickAx or any of its Subsidiaries in respect of any Tax. Neither PickAx nor any of its
Subsidiaries has entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. Neither PickAx nor any of its Subsidiaries has been, and will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing. Neither PickAx nor any of its Subsidiaries has been in a "consolidated group" within the meaning of Treasury Regulations
Section 1.1502-1(h), other than a consolidated group of which PickAx has been the common parent at all times; and neither PickAx nor any of its Subsidiaries is liable for Taxes incurred by any individual, trust, corporation, partnership or any other Entity either as a transferee, pursuant to Treasury Regulations
Section 1.1502-6, or pursuant to any other provision of federal, territorial, state, local or foreign law or regulations. Except as set forth in Part 5.14 of the Disclosure Schedule, neither PickAx nor any of its Subsidiaries is a party to any joint venture, partnership or other arrangement or contract which could be treated as a partnership for United States federal income tax purposes. None of the assets of PickAx or any of its Subsidiaries (i) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code or (ii) is "tax exempt use property" within the meaning of Section 168(h) of the Code. PickAx has not participated in an international boycott as defined in Code Section 999. Neither PickAx nor any of its Subsidiaries has a "permanent establishment," as defined in any applicable Tax treaty or convention of the United States of America, or fixed place of business in any foreign country.

       (f) Neither PickAx nor any of its Subsidiaries is a party to any agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor that, individually or collectively, could give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162(m) of the Code. Except as set forth in Part 5.14 of the Disclosure Schedule, neither PickAx nor any of its Subsidiaries is, nor has it ever been, a party to or bound by any tax indemnity agreement, tax-sharing agreement, tax allocation agreement or similar Contract, and has not otherwise assumed the tax liability of any other Person under contract.

       (g) Neither PickAx nor any of its Subsidiaries is a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code and has not been a United States real property holding corporation within the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

       (h) Neither PickAx nor any of its Subsidiaries has net operating losses or other tax attributes presently subject to limitation under Code Section 382, 383 or 384, or the federal consolidated return regulations.

       (i) The final 2000 U.S. income tax return for PickAx and each of its Subsidiaries to be prepared pursuant to Section 12.4(b) will contain, in all material respects, an accurate and complete description of such entities' tax basis in its assets, its current and accumulated earnings and profits, its tax carryovers, and any tax elections.

     5.15 Securities Laws Compliance; Registration Rights.

     PickAx and its Subsidiaries have complied with all federal and state securities laws in connection with all offers and sales of securities issued by PickAx or any of its Subsidiaries. Neither PickAx nor any of its Subsidiaries have heretofore granted any other holder of its securities the right to require it to register any securities under the Securities Act or to qualify for any exemption thereunder.

     5.16 [Reserved]

     5.17 Environmental Compliance.

     To the knowledge of PickAx, PickAx and its Subsidiaries are and have been at all times in compliance in all material respects with all Environmental Laws.

     5.18 Insurance.

       (a) Part 5.18 of the Disclosure Schedule sets forth each insurance policy maintained by or at the expense of, or for the direct or indirect benefit of, PickAx.

       (b) PickAx has delivered to Omnis copies of all of the insurance policies identified in Part 5.18 of the Disclosure Schedule (including all renewals thereof and endorsements thereto) and binders relating thereto.

       (c)  Each  of  the  policies  identified  in  Part 5.18 of the Disclosure
Schedule is in full force and effect. All of the information contained in the applications submitted in connection with said policies was (at the times said applications were submitted) accurate and complete, and all premiums and other amounts owing with respect to said policies have been paid in full on a timely basis. Each of the policies identified in Part 5.18 of the Disclosure Schedule will continue in full force and effect following the Closing, and PickAx has paid all premiums due, and has otherwise performed all of its obligations, under each policy to which it is a party or that provides coverage to it or any of its directors or officers in connection with their performance of services to PickAx.

       (d) There is no pending claim under or based upon any of the policies identified in Part 5.18 of the Disclosure Schedule, and, to PickAx's knowledge, no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such claim.

       (e) PickAx has not received:

              (i) any notice or other communication (in writing or otherwise) regarding the actual or possible cancellation or invalidation of any of the policies identified in Part 5.18 of the Disclosure Schedule or regarding any actual or possible adjustment in the amount of the premiums payable with respect to any of said policies; or

              (ii) any notice or other communication (in writing or otherwise) regarding any actual or possible refusal of coverage under, or any actual or possible rejection of any claim under, any of the policies identified in Part
5.18 of the Disclosure Schedule.

     5.19 Related Party Interests or Transactions.

       (a) No Related Party has, and no Related Party has at any time since the Balance Sheet Date had, any direct or indirect material interest of any nature in any material asset of PickAx or any of its Subsidiaries or any PickAx Contract, including but not limited to any of the Proprietary Assets.

       (b) No Related Party is, or has at any time since the Balance Sheet Date been, indebted to PickAx or any of its Subsidiaries for an amount, individually or in the aggregate, in excess of Ten Thousand Dollars ($10,000).

       (c) Since the Balance Sheet Date, no Related Party has entered into, or has had any direct or indirect material financial interest in, any PickAx Contract, transaction or business dealing of any nature involving PickAx or any of its Subsidiaries.

       (d) No Related Party is competing, or has at any time since the Balance Sheet Date competed, directly or indirectly, with PickAx or any of its Subsidiaries in any market served by PickAx or any of its Subsidiaries.

     5.20 Absence of Changes.

     Since February 29, 2000:

       (a) except to the extent set forth on Part 5.20(a) of the Disclosure Schedule, there has not been any material adverse change in the business, assets, liabilities, operations or prospects (or in any aspect or portion thereof) of PickAx or any of its Subsidiaries, and, to the knowledge of PickAx, no event has occurred that is likely to have a material adverse effect on the business, assets, liabilities, operations or prospects (or on any aspect or portion thereof) of PickAx or any of its Subsidiaries;

       (b) neither PickAx nor any of its Subsidiaries has declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock;

       (c)   neither  PickAx  nor  any  of  its  Subsidiaries  has  amended  its
Certificate of Incorporation or Bylaws or has entered into any agreement regarding, effected or been a party to any Acquisition Transaction (other than this Merger), recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

       (d) except as set forth on Part 5.20(d) of the Disclosure Schedule, neither PickAx nor any of its Subsidiaries has made any individual capital expenditure in excess of Twenty Five Thousand Dollars ($25,000);

       (e) except as set forth on Part 5.20(e) of the Disclosure Schedule, neither PickAx nor any of its Subsidiaries has pledged or hypothecated any of its material assets or otherwise permitted any of its material assets to become subject to any encumbrance;

       (f) neither PickAx nor any of its Subsidiaries has made any loan or advance in excess of Ten Thousand Dollars ($10,000) to any Person;

       (g) except as set forth on Part 5.20(g) of the Disclosure Schedule, neither PickAx nor any of its Subsidiaries has paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

       (h) except as set forth on Part 5.20(h) of the Disclosure Schedule, there has been no resignation or termination of employment of any officer or key employee of PickAx or any of its Subsidiaries;

       (i) except as set forth on Part 5.20(i) of the Disclosure Schedule, there has been no borrowing or agreement to borrow by PickAx or any of its Subsidiaries or material change in the contingent obligations of PickAx or any of its Subsidiaries by way of guaranty, endorsement, indemnity, warranty or otherwise or grant of a mortgage or security interest in any property of PickAx or any of its Subsidiaries;

       (j) except as set forth on Part 5.20(j) of the Disclosure Schedule, neither PickAx nor any of its Subsidiaries has discharged any encumbrance or discharged, paid or forgiven any indebtedness or other Liability in excess of Ten Thousand Dollars ($10,000), individually or in the aggregate, except for accounts payable that (i) are reflected as current liabilities in the "liabilities" column of the Unaudited Interim Balance Sheet or have been incurred by PickAx or any of its Subsidiaries since the date of the Unaudited Interim Balance Sheet in the Ordinary Course of Business and (ii) have been discharged or paid in the Ordinary Course of Business;

       (k) except as set forth on Part 5.20(k) of the Disclosure Schedule, neither PickAx nor any of its Subsidiaries has released or waived any material right or claim;

       (l) neither PickAx nor any of its Subsidiaries has changed any of its methods of accounting or accounting practices in any material respect;

       (m) neither PickAx nor any of its Subsidiaries has received notice that there has been a loss of, or cancellation of a material order by, any customer; and

       (n) neither PickAx nor any of its Subsidiaries has agreed, committed or offered (in writing or otherwise), and has not attempted, to take any of the actions referred to in clauses (c) through (m) above.

     5.21 The Named PickAx Stockholder; Investment Intent and Restrictions.

     The Named PickAx Stockholder represents and warrants as follows:

       (a)   Immediately   prior   to  the  Effective  Time,  the  Named  PickAx
Stockholder will own, beneficially and of record, that number of shares of PickAx Stock specified opposite the Named PickAx Stockholder's name on Schedule II attached hereto, free and clear of any Liens or Liabilities. The Named PickAx Stockholder has delivered to Omnis copies of the stock certificate(s) evidencing the PickAx Stock.

       (b) The Named PickAx Stockholder has the absolute and unrestricted right, power and authority to enter into and to perform his, her or its respective obligations under this Agreement and the other Transactional Agreements to which he, she or it is contemplated to be a party. This Agreement and the other Transactional Agreements constitute, or upon execution and delivery will constitute, the legal, valid and binding obligations of the Named PickAx Stockholder, enforceable against him, her or it in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditor's rights generally and by general principles of equity regardless of whether such enforceability is considered in a proceeding in law or equity.

       (c) To the knowledge of the Named PickAx Stockholder, the execution and delivery of this Agreement and the other Transactional Agreements, and the consummation of the Transactions, by the Named PickAx Stockholder will not, directly or indirectly (with or without notice or lapse of time), contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any legal requirement or any Order to which the Named PickAx Stockholder is subject.

       (d) There is no pending Proceeding, and, to the knowledge of the Named PickAx Stockholder, no Person has threatened to commence any Proceeding, that challenges, or that may have the effect of preventing, delaying or making illegal, any of the Transactions or the Named PickAx Stockholder's ability to comply with or perform his, her or its obligations and covenants under the Transactional Agreements; and, to the knowledge of the Named PickAx Stockholder, no event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.

       (e) The Named PickAx Stockholder is not subject to any Order that relates to PickAx's business or to any of the assets owned or used by PickAx or to the stock or rights held by or for such Stockholder; and to the knowledge of the Named PickAx Stockholder, there is no proposed Order that, if issued or otherwise put into effect, may have a material adverse effect on the ability of the Named PickAx Stockholder to comply with or perform any covenant or obligation under this Agreement and the other Transactional Agreements.

       (f) To the knowledge of the Named PickAx Stockholder, no Governmental Body has proposed any legal requirement (other than any legal requirement that would be applicable generally to the Internet communications industry) that, if adopted or otherwise put into effect, may adversely affect his, her or its ability to comply with or perform any of his, her or its covenants or obligations under this Agreement and the other Transactional Agreements.

       (g) Neither the Named PickAx Stockholder nor any person acting on his, her or its behalf has negotiated or contracted with any finder, broker, intermediary or any similar person in connection with the transactions contemplated herein. The Named PickAx Stockholder has not incurred, nor will the Named PickAx Stockholder incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any Transactional Agreement or any of the Transactions contemplated hereby; and the Named PickAx Stockholder shall fully indemnify, defend and hold Omnis and Merger Sub and the Surviving Corporation harmless from any such liabilities or claims, including but not limited to reasonable attorney's fees and costs of defense.

       (h) All information regarding the Named PickAx Stockholder that such Named PickAx Stockholder has furnished to Omnis or any of its representatives is accurate and complete in all material respects.

       (i) To the personal knowledge only of the Named PickAx Stockholder, each and all of the representations and warranties made by PickAx in this Agreement are true and accurate in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, without giving effect to any Disclosure Schedule Update and without being qualified by the knowledge or lack of knowledge of PickAx;

       (j) The Named PickAx Stockholder has the capacity and financial capability to comply with and perform all his, her or its covenants and
obligations   under   this   Agreement  and  each  of  the  other  Transactional
Agreements.

     With   respect  to  Omnis  Stock,  the  Named  PickAx  Stockholder  further represents and warrants as follows:

       (k) The Named PickAx Stockholder is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D of the Securities Act (excerpts of the definition of "accredited investor" are attached as Schedule VI hereto).


       (l) The Named PickAx Stockholder, by reason of its business and financial experience has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that it is capable of (i) evaluating the merits and risks of an investment in Omnis Stock and making an informed investment decision, (ii) protecting its own interest and (iii) bearing the economic risk of such investment. If the Named PickAx Stockholder retained a representative with respect to the investment in Omnis Stock that may be made hereby then the Named PickAx Stockholder shall, prior to or at the Closing, (i) acknowledge in writing such representation and
(ii) cause such representative to deliver a certificate to Omnis containing such representations as are reasonably requested by Omnis.

       (m) The Named PickAx Stockholder is acquiring Omnis Stock for investment for the Named PickAx Stockholder's own account, not as a nominee or agent and not with the view to, or any intention of, a resale or distribution thereof, in whole or in part, or the grant of any participation therein. The Named PickAx Stockholder understands that Omnis Stock has not been registered under the Securities Act or state securities laws and will be issued by reason of a specific exemption from the registration provisions of the Securities Act and applicable state securities laws that depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Named PickAx Stockholder's representations as expressed in this Agreement. The Named PickAx Stockholder further understands that Omnis shall have no obligation to register Omnis Stock under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws, except as set forth in the Rights Agreement. The Named PickAx Stockholder hereby acknowledges that because of the restrictions on transfer or assignment of Omnis Stock to be issued in connection with the Merger hereunder the Named PickAx Stockholder may have to bear the economic risk of the investment commitment in Omnis Stock for an indefinite period of time.

       (n) The Named PickAx Stockholder will observe and comply with the Securities Act and the rules and regulations promulgated thereunder, as now in effect and as from time to time amended, in connection with any offer, sale, pledge, transfer or other disposition of Omnis Stock. In furtherance of the foregoing, and in addition to any restrictions contained in this Agreement or the other Transactional Agreements, the Named PickAx Stockholder will not offer to sell, exchange, transfer, pledge, or otherwise dispose of any of Omnis Stock unless at such time at least one of the following is satisfied:

              (i) a registration statement under the Securities Act covering Omnis Stock proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current prospectus, shall have been filed with the SEC and made effective under the Securities Act;

              (ii)  such  transaction   shall  be  permitted   pursuant  to  the
provisions of Rule 144;

              (iii) counsel representing the Named PickAx Stockholder shall have advised Omnis in a written opinion letter reasonably satisfactory to Omnis and its counsel, and upon which Omnis and its counsel may rely, that no registration under the Securities Act would be required in connection with the proposed sale, transfer or other disposition; or

              (iv) an authorized representative of the SEC shall have rendered written advice to the Named PickAx Stockholder (sought by the Named PickAx Stockholder or counsel to the Named PickAx Stockholder, with a copy thereof and of all other related communications delivered to Omnis) to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to the proposed sale, transfer or other disposition if consummated.

       (o) The Named PickAx Stockholder understands that an investment in Omnis Stock involves substantial risks. The Named PickAx Stockholder has been given the opportunity to make a thorough investigation of the proposed activities of Omnis and, upon request to Omnis, has been furnished with materials relating to Omnis and its proposed activities. The Named PickAx Stockholder has been afforded the opportunity to obtain any additional information deemed necessary by the Named PickAx Stockholder to verify the accuracy of any representations made or information conveyed to the Named PickAx Stockholder. The Named PickAx Stockholder confirms that all documents, records and books pertaining to its investment in Omnis Stock and requested by the Named PickAx Stockholder have been made available or delivered to the Named PickAx Stockholder. The Named PickAx Stockholder has had an opportunity to ask questions of and receive answers from Omnis, or from a person or persons acting on Omnis's behalf, concerning the terms and conditions of this investment.

       (p) The Named PickAx Stockholder has no knowledge of any actions, causes of action or other claims that could have been or in the future could be asserted by the Named PickAx Stockholder against PickAx or any of its predecessors, successors, Affiliates, assigns, directors, officers, employees, agents or representatives arising out of any events, matters, facts or circumstances occurring at any time on or prior to the Closing and in any manner relating to any duty or obligation of PickAx or any Affiliate thereof or any of such other parties to the Named PickAx Stockholder in any capacity (collectively "Stockholder Claims"). In partial consideration for the undertakings of Omnis hereunder and acknowledging the reliance of each of Omnis and PickAx and Merger Sub and the Surviving Corporation hereon, effective as of the Closing the PickAx Stockholder hereby forever and irrevocably discharges and releases each of PickAx and Omnis and Merger Sub and the Surviving Corporation and each and all of their respective predecessors, successors, Affiliates, assigns, directors, officers, employees, stockholders, agents or representatives from any and all Stockholder Claims (collectively "Releases"). Such Releases are made by the Named PickAx Stockholder in his or her or its own behalf and on behalf of the spouses, heirs, devisees, predecessors, successors, Affiliates, assigns, agents or representatives of such Named PickAx Stockholder. In this connection the Named PickAx Stockholder expressly waives any rights or benefits of Section 1542 of the California Civil Code, which states that:

       "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR;"

and any rights or benefits of any comparable statute of any jurisdiction.

       (q) The representations and warranties of the Named PickAx Stockholder set forth in this Agreement and in any written statement or other disclosure delivered by the Named PickAx Stockholder or any representative or agent thereof under this Agreement are true in all material respects as of the date of this Agreement and further shall be true in all material respects on and as of the Closing as though made at that time.

     5.22 Powers of Attorney.

     Subject to Section 3.5 hereof in the case of Omnis, PickAx has not given a power of attorney to any Person at any time.

     5.23 Benefit Plans; ERISA.

       (a) Part 5.23 of the Disclosure Schedule lists (i) all "employee benefit plans" within the meaning of Section 3(3) of ERISA, (ii) all employment agreements, including, but not limited to, any individual benefit arrangement, policy or practice with respect to any current or former employee or director of PickAx or Member of the Controlled Group, and (iii) all other employee benefit, bonus or other incentive compensation, stock option, stock purchase, stock appreciation, severance pay, lay-off or reduction in force, change in control, sick pay, vacation pay, salary continuation, retainer, leave of absence, educational assistance, service award, employee discount, fringe benefit plans, arrangements, policies or practices, whether legally binding or not, which PickAx or any Member of the Controlled Group maintains, contributes to or has any obligation to or liability for (collectively, the "Plans").

       (b) None of the Plans is a Defined Benefit Plan, and neither PickAx nor any Member of the Controlled Group has ever sponsored, maintained or contributed to, or ever been obligated to contribute to, a Defined Benefit Plan that could reasonably be expected to result in a material amount of liability under Title IV of ERISA.

       (c) None of the Plans is a Multiemployer Plan, and neither PickAx nor any Member of the Controlled Group has ever contributed to, or ever been obligated to contribute to, a Multiemployer Plan that could reasonably be expected to result in a material amount of liability under Title IV of ERISA.

       (d) Neither PickAx nor any Member of the Controlled Group maintains or contributes to any welfare benefit plan which provides health benefits to an employee after the employee's termination of employment or retirement except as required under Section 4980B of the Code and Sections 601 through 608 of ERISA.


       (e) Each Plan that is an "employee benefit plan," as defined in Section 3(3) of ERISA, complies in all material respects by its terms and in operation with the requirements provided by any and all statutes, orders or governmental rules or regulations currently in effect and applicable to the Plan, including but not limited to ERISA and the Code.

       (f) All reports, forms and other documents required to be filed with any government entity with respect to any Plan (including, without limitation, summary plan descriptions, Forms 5500 and summary annual reports) have been timely filed and are accurate.

       (g) Each Plan intended to qualify under Section 401(a) of the Code is the subject of a favorable determination letter issued by the Internal Revenue Service. To PickAx's knowledge, nothing has occurred since the date of the Internal Revenue Service's favorable determination letter that could adversely affect the qualification of the Plan and its related trust. PickAx and each Member of the Controlled Group have timely and properly applied for a written determination by the Internal Revenue Service on the qualification of each such Plan and its related trust under Section 401(a) of the Code, as amended by the Tax Reform Act of 1986 and subsequent legislation enacted through the date hereof, and Section 501 of the Code.

       (h) All contributions owed for all periods ending prior to the Closing Date (including periods from the first day of the current plan year to the Closing Date) under any Plan have been or will be made prior to the Closing Date by PickAx in accordance with past practice and the recommended contribution in any applicable actuarial report; and any contributions made on or after the date of this Agreement shall be specifically disclosed to Omnis by prompt written notice.

       (i) All insurance premiums have been paid in full, subject only to normal retrospective adjustments in the ordinary course, with regard to the Plans for plan years ending on or before the Closing Date.

       (j) With respect to each Plan:

              (i) no prohibited transactions (as defined in Section 406 or 407 of ERISA or Section 4975 of the Code) have occurred for which an exemption is not available that could reasonably be expected to result in a material amount of liability to PickAx;

              (ii) no actions or claims (other than routine claims for benefits made in the ordinary course of Plan administration for which Plan administrative review procedures have not been exhausted) are pending, threatened or imminent against or with respect to the Plan, any employer who is participating (or who has participated) in the Plan or any fiduciary (as defined in Section 3(21) of ERISA) of the Plan that could reasonably be expected to result in a material amount of liability to PickAx or any Member of the Controlled Group;

              (iii) no facts exist which could give rise to any such action or claim; and

              (iv) the Plan provides that it may be amended or terminated at any time and, except for benefits protected under Section 411(d) of the Code, all benefits payable to current, terminated employees or any beneficiary may be amended or terminated by PickAx or the relevant Member of the Controlled Group at any time without a material amount of liability.

       (k) Neither PickAx nor any Member of the Controlled Group has any Plan-related liability or is threatened with any liability (whether joint or several) (i) for any excise tax imposed by Section 4971, 4975, 4976, 4977 or 4979 of the Code, or (ii) for a fine under Section 502 of ERISA that could reasonably be expected to result in a material amount of liability to PickAx or any Member of the Controlled Group.

       (l) All the "group health plans" (as defined in Section 607(1) or 733(a)(1) of ERISA or Section 4980B(g)(2) of the Code) that are part of the Plans listed in the Disclosure Schedule are in material compliance with the continuation of group health coverage provisions contained in Section 4980B of the Code and Sections 601 through 608 of ERISA.

       (m) Copies of all documents creating or evidencing any Plan listed in the Disclosure Schedule, and all reports, forms and other documents required to be filed with any governmental entity (including, without limitation, summary plan descriptions, Forms 5500 and summary annual reports for all plans subject to ERISA), have been delivered or made available to Omnis; and are true and complete in all respects. There are no negotiations, demands or proposals which are pending or have been made which concern matters now covered, or that would be covered, by any Plan listed in the Disclosure Schedule.

       (n) All expenses and liabilities relating to contributions required by law and the terms of the Plans described in the Disclosure Schedule have been, and on the Closing Date will be, fully and properly accrued on the books and records of PickAx and disclosed in accordance with GAAP applied on a consistent basis in all Plan financial statements; and neither PickAx nor any Member of the Controlled Group thereof has any unfunded or undisclosed obligation to fund any contribution to any Plan.

     5.24 Knowledge.

     Notwithstanding any contrary provision herein:

       (a) The knowledge of PickAx, PickAx Systems or any officer, director, employee or agent of PickAx or PickAx Systems shall be fully attributed to and deemed to be fully within the knowledge of PickAx for all purposes of this Agreement.

       (b) Any reference herein to the knowledge of one Entity "or" another Entity shall be deemed to refer to and include the knowledge of either Entity or both Entities.

     5.25 Full Disclosure.

       (a) Neither this Agreement (including all Schedules and Exhibits hereto), nor any of the Transactional Agreements, contains any untrue statement of material fact; and none of such documents omits to state any material fact necessary to make any of the representations, warranties or other statements or information contained therein when read collectively not misleading.

       (b) There is no fact within the knowledge of PickAx (other than publicly known facts relating exclusively to political or economic matters of general applicability that will adversely affect all comparable Entities) that may have a material adverse effect on (i) the business, financial condition, assets, liabilities, operations, financial performance, net income or prospects (or on any aspect or portion thereof) of PickAx or any of its Subsidiaries or (ii) the ability of the Named PickAx Stockholder or PickAx to comply with or perform any covenant or obligation under this Agreement or any of the other Transactional Agreements to which it is contemplated to be a party.

     PickAx has provided Omnis and the representatives of Omnis with full and complete access to all of the records and other documents and data of PickAx and PickAx Systems, and has produced all documents and related materials in response to the reasonable requests of Omnis.

     5.26 No Brokers' and Finders' Fees.

     Except for Devonshire Holdings LLC, but without intending any admission of law or fact or conceding any liability with respect to such entity and further expressly reserving all rights and remedies of

PickAx with respect thereto, (a) neither PickAx nor any person acting on its behalf has negotiated or contracted with any finder, broker, intermediary or any similar person in connection with the transactions contemplated herein; and
(b) neither PickAx nor any Affiliate thereof has incurred, nor will PickAx or any Affiliate thereof incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any Transactional Agreement or any of the Transactions contemplated hereby; and PickAx shall fully indemnify, defend and hold Omnis and the Surviving Corporation harmless from any such liabilities or claims, including but not limited to reasonable attorney's fees and costs of defense.

     5.27 Effective Dates.

     The representations and warranties of PickAx set forth in this Agreement and in any written statement or other disclosure delivered by PickAx or any representative or agent thereof under this Agreement are true in all material respects as of the date of this Agreement and further shall be true in all material respects on and as of the Closing as though made at that time.


6. Representations and Warranties of Omnis and Merger Sub.

     Except as specifically set forth in the disclosure schedule provided by Omnis and attached hereto (the "Disclosure Schedule"), the parts of which shall be numbered to correspond to the Section numbers of this Agreement, Omnis and Merger Sub hereby jointly represent and warrant to each of PickAx and the Named PickAx Stockholder as follows:

     6.1 Organization, Good Standing, Authority; Binding Nature of Agreement.

     Omnis and Merger Sub each is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is qualified to conduct business and is in both corporate and tax good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification. Omnis and Merger Sub each has the requisite corporate power and authority to own and operate its properties and assets and to carry on its business as currently conducted.

     6.2 [Reserved]

     6.3 Omnis Stock.

     Omnis Stock to be issued to the PickAx stockholders and upon exercise of PickAx Options and PickAx Warrants assumed by Omnis, when issued in connection with this Agreement and the other Transactional Agreements, will be duly authorized, validly issued and nonassessable, subject to applicable federal and state securities laws.

     6.4 Authority; Binding Nature of Agreements.

       (a) The execution, delivery and performance of this Agreement, the Transactional Agreements, and all other agreements and instruments contemplated to be executed and delivered by Omnis and Merger Sub in connection herewith have been duly authorized by all necessary action on the part of Omnis and Merger Sub and their respective boards of directors.

       (b) This Agreement, the Transactional Agreements, and all other agreements and instruments contemplated to be executed and delivered by Omnis and Merger Sub each constitute the legal, valid and binding obligation of Omnis and Merger Sub in accordance with their terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity regardless of whether such enforceability is considered in a proceeding in law or equity.

       (c) There is no pending Proceeding, and, to the knowledge of Omnis or Merger Sub, no Person has threatened to commence any Proceeding that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions or the ability of Omnis or Merger Sub to comply with or perform its obligations and covenants under the Transactional Agreements, and, to the knowledge of Omnis or Merger Sub, no event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.

     6.5 Non-Contravention; Consents.

     The execution and delivery of this Agreement and the other Transactional Agreements, and the consummation of the Transactions, by Omnis and Merger Sub will not, directly or indirectly (with or without notice or lapse of time):

       (a) contravene, conflict with or result in a material violation of (i) the Certificate of Incorporation or bylaws of Omnis or Merger Sub, or (ii) any resolution adopted by the Omnis or Merger Sub Board of Directors or any committee thereof or the stockholders of Omnis or Merger Sub;

       (b) to the knowledge of Omnis or Merger Sub, contravene, conflict with or result in a material violation of, or give any Governmental Body the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any legal requirement or any Order to which Omnis or Merger Sub or any material assets owned or used by it are subject;

       (c) to the knowledge of Omnis or Merger Sub, cause any material assets owned or used by Omnis or Merger Sub to be reassessed or revalued by any taxing authority or other Governmental Body;

       (d) to the knowledge of Omnis or Merger Sub, contravene, conflict with or result in a material violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Omnis or Merger Sub or any of their respective employees or that otherwise relates to the business of Omnis or Merger Sub or to any of the material assets owned or used by Omnis;

       (e) contravene, conflict with or result in a material violation or material breach of, or material default under, any Omnis Contract or any contract to which Merger Sub is a party;

       (f) give any Person the right to any payment by Omnis or Merger Sub or give rise to any acceleration or change in the award, grant, vesting or determination of options, warrants, rights, severance payments or other contingent obligations of any nature whatsoever of Omnis or Merger Sub in favor of any Person; or

       (g) result in the imposition or creation of any material encumbrance upon or with respect to any material asset owned or used by Omnis or Merger Sub.

Except as set forth in Part 6.5 of the Disclosure Schedule and as expressly contemplated in this Agreement and the other Transactional Agreements, Omnis and Merger Sub will not be required to make any filing with or give any notice to, or obtain any Consent from, any Person in connection with the execution and delivery of this Agreement and the other Transactional Agreements or the consummation or performance of any of the Transactions.

     6.6 [Reserved]

     6.7 Reports and Financial Statements; Absence of Certain Changes.

     Except as set forth in Part 6.7 of the Disclosure Schedule, to the knowledge of Omnis:

       (a)  Omnis  has  filed  all  reports  required  to  be filed with the SEC pursuant  to  the  Exchange  Act,  if  any,  during the three years prior to the
Agreement Date (all such reports, including those to be filed prior to the Closing Date, collectively, the "Omnis SEC Reports") and will promptly deliver to PickAx any Omnis SEC Reports filed between the Agreement Date and the Closing. All of such Omnis SEC Reports complied at the time they were filed in all material respects with applicable requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder. None of such Omnis SEC Reports, as of their respective dates (as amended through the date hereof), contained or, with respect to Omnis SEC Reports filed after the date hereof, will contain any untrue statement of a material fact or omitted or, with respect to Omnis SEC Reports filed after the date hereof, will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements of Omnis included in Omnis SEC Reports comply in all material respects with the published rules and regulations of the SEC with respect thereto, and such audited financial statements (i) were prepared from the books and records of Omnis, (ii) were prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and (iii) present fairly the financial position of

Omnis as of the dates thereof and the results of operations and cash flows for the periods then ended. The unaudited financial statements included in Omnis
SEC Reports comply in all material respects with the published rules and regulations of the SEC with respect thereto; and such unaudited financial statements (i) were prepared from the books and records of Omnis, (ii) were prepared in accordance with GAAP applied on a consistent basis, except as otherwise permitted under the Exchange Act and the rules and regulations thereunder or except as may be indicated therein or in the notes or schedules thereto) and (iii) present fairly the financial position of Omnis as of the dates thereof and the results of operations and cash flows (or changes in financial condition) for the periods then ended, subject to normal year-end adjustments and any other adjustments described therein or in the notes or schedules thereto. The foregoing representations and warranties shall also be deemed to be made with respect to all filings made with the SEC on or before the Effective Time.

       (b) Except as specifically contemplated by this Agreement or reflected in Omnis SEC Reports, after June 29, 2000 through the date of the Agreement there has not been (i) any change or event having a material adverse effect on Omnis, (ii) any declaration setting aside or payment of any dividend or distribution with respect to the common stock of Omnis other than consistent with past practices, or (iii) any material change in Omnis's accounting principles, procedures or methods.

     6.8 Compliance with Applicable Law.

     Except as disclosed in Omnis SEC Reports filed prior to the date of this Agreement, Omnis and Merger Sub holds all licenses, franchises, permits, variances, exemptions, orders, approvals and authorizations necessary for the lawful conduct of its business in the United States and the United Kingdom under and pursuant to, and the businesses of Omnis and Merger Sub are not being conducted in violation of, any provision of any federal, state, local or other statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license or other governmental authorization or approval or the United States or United Kingdom or any political subdivision thereof applicable to Omnis or Merger Sub, except to the extent that the failure or violation would not in the aggregate have a material adverse effect.


     6.9 Complete Copies of Requested Reports.

     Omnis and Merger Sub each has delivered or made available (through public sources or directly) true and complete copies of each document that has been reasonably requested by PickAx or its counsel in connection with their legal and accounting review of Omnis and Merger Sub.

     6.10 Full Disclosure.

       (a) Neither this Agreement (including all Schedules and Exhibits hereto) nor any of the Transactional Agreements contemplated to be executed and delivered by Omnis or Merger Sub in connection with this Agreement contains any untrue statement of material fact; and none of such documents omits to state any material fact necessary to make any of the representations, warranties or other statements or information contained therein not misleading.

       (b) All other information regarding Omnis and Merger Sub and the business, condition, assets, liabilities, operations, financial performance, net income and prospects of either that has been furnished to PickAx or any of its representatives by or on behalf of Omnis or Merger Sub or any of their representatives, is accurate and complete in all material respects.

     6.11 Contracts.

       (a) Except as set forth in Part 6.11 of the Disclosure Schedule, no Omnis Contracts have come into existence since June 30, 2000 that will be required to be filed as exhibits to Omnis's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, other than this Agreement and any Transaction Agreements.

       (b) Omnis has previously made available for inspection and copying to PickAx complete and correct copies (or, in the case of oral contracts, a complete and correct description) of each Omnis Contract (and any amendments or supplements thereto) listed on Part 6.11 of the Disclosure Schedule. Except as set forth on Part 6.11 of the Disclosure Schedule, (i) each Omnis Contract listed is in full force and effect; (ii) neither Omnis nor, to its knowledge, any other party is in material default under any such Omnis Contract, and no event has occurred which constitutes, or with the lapse of time or the giving of notice or both would constitute, a material default, (iii) to the knowledge of Omnis, there are no material disputes or disagreements between Omnis and any other party with respect to any such Omnis Contract, and (iv) each other party to each such Omnis Contract has consented or been given notice (or prior to the Closing Date shall have consented or been given notice), where such consent or the giving of such notice is necessary, sufficient that such Omnis Contract shall remain in full force and effect following the consummation of the Transactions, without material modification in the rights or obligations of Omnis thereunder.

     6.12 Effective Dates.

     The representations and warranties of Omnis and Merger Sub set forth in this Agreement and in any written statement or other disclosure delivered by Omnis or Merger Sub or any representative or agent thereof under this Agreement are true in all material respects as of the date of this Agreement and further shall be true in all material respects on and as of the Closing as though made at that time.


7. Pre-Closing Covenants of PickAx and the Named PickAx Stockholder.

     7.1 Corporate Proceedings; Stockholder Approval.

     The Named PickAx Stockholder and PickAx shall ensure that resolutions (in form and substance satisfactory to Omnis) of the PickAx Board approving or adopting this Agreement, the other Transactional Agreements and the
Transactions and recommending approval by PickAx's stockholders of the Agreement, the other Transactional Agreements and the Transactions, and authorizing or approving all necessary further action by the officers of PickAx, are passed as necessary pursuant to applicable law. PickAx, acting through the PickAx Board, shall, in accordance with all applicable legal requirements and its Certificate of Incorporation and Bylaws (i) promptly and duly call, give notice of, convene and hold as soon as practicable a meeting (or solicit an action by written consent in lieu thereof) of its stockholders for the purpose of voting to approve and adopt the Merger and this Agreement and the other Transactional Agreements to which PickAx is a party, and (ii) recommend approval and adoption of the Merger and this Agreement and the other Transactional Agreements to which PickAx is a party by PickAx's stockholders and take all lawful action to solicit such approval. At the time this Agreement is executed and delivered by PickAx, PickAx further shall deliver to Omnis a Voting Trust Agreement in substantially the form of Exhibit I, duly executed by the Named PickAx Stockholder.

     7.2 Access and Investigation.

     PickAx shall ensure that, at all times during the Pre-Closing Period:

       (a) PickAx and its representatives provide Omnis and its representatives with such copies of existing books, records, Tax Returns, work papers and other documents and information relating to PickAx or its Subsidiaries as Omnis may reasonably request in good faith; and

       (b) PickAx and its representatives compile and provide Omnis and its representatives with such additional financial, operating and other data and information regarding PickAx or its Subsidiaries as Omnis may reasonably request in good faith.

     7.3 Operation of Business.

     PickAx and the Named PickAx Stockholder shall ensure that, during the Pre-Closing Period:

       (a) The Named PickAx Stockholder shall not directly or indirectly sell or otherwise transfer, or offer, agree or commit (in writing or otherwise) to sell or otherwise transfer, any of his Stock or any interest in or right relating to any of his PickAx Stock;

       (b) The Named PickAx Stockholder shall not permit, or offer, agree or commit (in writing or otherwise) to permit, any of the PickAx Stock to become subject, directly or indirectly, to any encumbrance;

       (c) PickAx and each of its Subsidiaries conduct their operations exclusively in the Ordinary Course of Business and in the same manner as such operations have been conducted prior to the date of this Agreement;

       (d) PickAx and each of its Subsidiaries preserve intact their current business organization, keeps available the services of its current officers and employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with PickAx or any of its Subsidiaries;

       (e) Except as set forth on Part 7.3(e) of the Disclosure Schedule, neither PickAx nor any of its Subsidiaries declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities, except for shares for which PickAx has a repurchase right under the Option Plan;

       (f) Except as set forth on Part 7.3(f) of the Disclosure Schedule, PickAx and its Subsidiaries do not sell or otherwise issue (or grant any warrants, options or other rights to purchase) any shares of capital stock or any other securities, unless approved in advance in writing by Omnis;

       (g) Neither PickAx nor any of its Subsidiaries amend their respective Certificates of Incorporation or Bylaws, or enter into any agreement regarding or effect or become a party to any Acquisition Transaction (other than this Merger), recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction, or enter into any transaction or take any other action of the type referred to in Section 5.22(c) through (n);

       (h) Neither PickAx nor any of its Subsidiaries form any subsidiary or acquire any equity interest or other interest in any other Entity;

       (i) Except as set forth on Part 7.3(i) of the Disclosure Schedule, neither PickAx nor any of its Subsidiaries make any capital expenditure, except for capital expenditures made in the Ordinary Course of Business that, when added to all other capital expenditures made on behalf of PickAx and its Subsidiaries during the Pre-Closing Period, do not exceed Ten Thousand Dollars ($10,000), unless approved in advance in writing by Omnis;

       (j) Except as set forth on Part 7.3(j) of the Disclosure Schedule, neither PickAx nor any of its Subsidiaries enter into, or permit any of the material assets owned or used by PickAx or any of its Subsidiaries to become bound by, any Contract;

       (k) Except as set forth on Part 7.3(k) of the Disclosure Schedule, neither PickAx nor any of its Subsidiaries incur, assume or otherwise become subject to any Liability, except for current liabilities incurred in the Ordinary Course of Business, unless approved in advance in writing by Omnis;

       (l) Neither PickAx nor any of its Subsidiaries establish or adopt any Employee Benefit Plan, or pay any bonus or make any profit-sharing or similar payment to, or materially increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, other than annual adjustments made in the Ordinary Course of Business;

       (m) Neither PickAx nor any of its Subsidiaries change any of its methods of accounting or accounting practices in any respect;

       (n) Neither PickAx nor any of its Subsidiaries make any Tax election;

       (o) Except as set forth on Part 7.3(o) of the Disclosure Schedule, neither PickAx nor any of its Subsidiaries commence any Proceeding; and

       (p) None of the Named PickAx Stockholder, PickAx or any of its Subsidiaries agrees, commits or offers (in writing or otherwise) or attempts to take any of the actions described in the preceding clauses of this Section 7.3.


     7.4 Filings and Consents.

     PickAx and the Named PickAx Stockholder shall ensure that:

       (a) each filing or notice required to be made or given (pursuant to any applicable legal requirement, Order or Contract, or otherwise) by PickAx or any PickAx Stockholder in connection with the execution and delivery of any of the Transactional Agreements or in connection with the consummation or performance of any of the Transactions (including each of the filings and notices identified in Part 5.4 of the Disclosure Schedule) is made or given as soon as possible after the date of this Agreement and prior to the Closing;

       (b) each Consent required to be obtained (pursuant to any applicable legal requirement, Order or Contract, or otherwise) by PickAx or the Named PickAx Stockholder in connection with the execution and delivery of any of the Transactional Agreements or in connection with the consummation or performance of any of the Transactions (including each of the Consents identified in Part
5.4 of the Disclosure Schedule) is obtained as soon as possible after the date of this Agreement and remains in full force and effect through the Closing Date;

       (c)  PickAx  promptly  delivers to Omnis a copy of each filing made, each
notice   given  and  each  Consent  obtained  by  PickAx  or  the  Named  PickAx
Stockholder during the Pre-Closing Period; and

       (d) during the Pre-Closing Period, PickAx and its representatives cooperate with Omnis and with Omnis's representatives, and prepare and execute and deliver such documents and instruments and take such other actions as Omnis may request in good faith, in connection with any filing, notice or Consent that Omnis is required or elects to make, give or obtain.

     7.5 Notification; Updates to Disclosure Schedule.

       (a)   During   the  Pre-Closing  Period,  PickAx  and  the  Named  PickAx
Stockholder shall promptly notify Omnis in writing of:

              (i) The discovery by PickAx or the Named PickAx Stockholder of any event, matter, condition, fact or circumstance that constitutes a material breach of any representation or warranty of PickAx or any PickAx stockholder in this Agreement or in any of the other Transactional Agreements;

              (ii) The discovery of any material breach of any covenant or obligation of PickAx or any PickAx stockholder; and

              (iii) Any event, matter, condition, fact or circumstance known to PickAx or any PickAx stockholder that may make the timely satisfaction of any of the conditions set forth in Section 4.1 hereof impossible or unlikely.

       (b) If any event, matter, condition, fact or circumstance that is required to be disclosed pursuant to Section 7.5(a) requires any change in the Disclosure Schedule, or if any such event, matter, condition, fact or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, matter, condition, fact or circumstance, then PickAx and the Named PickAx Stockholder shall promptly deliver to Omnis an update to the Disclosure Schedule (a "Disclosure Schedule Update") specifying such change. Such Disclosure Schedule Update shall be deemed to supplement or amend the Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by PickAx or the Named PickAx Stockholder in this Agreement as of the Closing, or (ii) determining whether the conditions set forth in Section 4.1 have been satisfied, unless objected to in writing by Omnis.

     7.6 No Plan Amendments.

     During the Pre-Closing Period, PickAx shall not amend or modify or cause the amendment or modification of the terms of any Plan.

     7.7 Best Efforts.

     During the Pre-Closing Period, PickAx and the Named PickAx Stockholder shall use their Best Efforts to cause the conditions set forth in Section 4.1 to be satisfied on a timely basis, and shall not take any action or omit to take any action, the taking or omission of which would or could reasonably be expected to result in any of the representations and warranties set forth in
Section 5 of this Agreement becoming untrue, in any of the conditions of Closing set forth in Section 4.1 not being satisfied in a timely manner.

     7.8 No Insider Trading.

     PickAx and each PickAx stockholder agree that it or he or she shall not engage in any sales or purchases of Omnis Common Stock (a) prior to the public announcement of this Agreement and the transactions contemplated hereby, or (b) during any period such person or entity possesses material nonpublic information relating to Omnis. Each of PickAx and each PickAx stockholder agrees further (i) shall not disclose any material nonpublic information relating to Omnis to any other person (including but not limited to family members) where such information may be used by such person to profit by trading in any Omnis securities, or (ii) make recommendations or express opinions on the basis of such material nonpublic information as to trading in any Omnis securities. All such material nonpublic information shall be part of the Confidential Information of Omnis hereunder. PickAx and each PickAx stockholder each acknowledges that trading in Omnis securities based on material nonpublic information is a violation of United States federal securities laws, and may subject the violator to severe civil and criminal penalties.


8. Pre-Closing Covenants of Omnis and Merger Sub.

     8.1 Corporate Proceedings.

       (a) Omnis shall ensure that resolutions (in form and substance satisfactory to PickAx) of the Omnis Board of Directors ("Omnis Board") approving or adopting this Agreement, the other Transactional Agreements and the Transactions and recommending approval by Omnis's stockholders of the Agreement, the other Transactional Agreements and the Transactions, and authorizing or approving all necessary further action by the officers of Omnis, are passed as necessary pursuant to applicable law. Omnis, acting through the Omnis Board, shall, in accordance with all applicable legal requirements and its Certificate of Incorporation and Bylaws (i) promptly and duly solicit its stockholders for the purpose of voting to approve and adopt the Merger and this Agreement and the other Transactional Agreements to which Omnis is a party, and
(ii) recommend approval and adoption of the Merger and this Agreement and the other Transactional Agreements to which Omnis is a party by the stockholders of Omnis and take all lawful action to solicit such approval as required.

       (b) Merger Sub shall ensure that resolutions (in form and substance satisfactory to PickAx) of the Merger Sub Board of Directors ("Merger Sub Board") approving or adopting this Agreement, the other Transactional
Agreements and the Transactions and recommending approval by Merger Sub's stockholders of the Agreement, the other Transactional Agreements and the Transactions, and authorizing or approving all necessary further action by the officers of Merger Sub, are passed as necessary pursuant to applicable law. Merger Sub, acting through the Merger Sub Board, shall, in accordance with all applicable legal requirements and its Certificate of Incorporation and Bylaws
(i) promptly and duly solicit its stockholders for the purpose of voting to approve and adopt the Merger and this Agreement and the other Transactional Agreements to which Merger Sub is a party, and (ii) recommend approval and adoption of the Merger and this Agreement and the other Transactional Agreements to which Merger Sub is a party by the stockholders of Merger Sub and take all lawful action to solicit such approval as required.

     8.2 Access and Investigation.

     Omnis   and  Merger  Sub  shall  ensure  that,  at  all  times  during  the
Pre-Closing Period:

       (a) Omnis and its representatives provide PickAx and its representatives with such copies of existing books, records, Tax Returns, work papers and other documents and information relating to Omnis as PickAx may request in good faith; and

       (b) Omnis and its representatives compile and provide PickAx and its representatives with such additional financial, operating and other data and information regarding Omnis as PickAx may request in good faith.

     8.3 Filings and Consents.

     Omnis and Merger Sub shall ensure that:

       (a) Each filing or notice required to be made or given (pursuant to any applicable legal requirement, Order or Contract, or otherwise) by Omnis or Merger Sub in connection with the execution and delivery of any of the Transactional Agreements or in connection with the consummation or performance of any of the Transactions is made or given as soon as possible after the date of this Agreement;

       (b) Each Consent required to be obtained (pursuant to any applicable legal requirement, Order or Contract, or otherwise) by Omnis or Merger Sub in connection with the execution and delivery of any of the Transactional Agreements or in connection with the consummation or performance of any of the Transactions is obtained as soon as possible after the date of this Agreement and remains in full force and effect through the Closing Date;

       (c) Omnis and Merger Sub promptly deliver to PickAx a copy of each filing made, each material notice given and each material Consent obtained by Omnis or Merger Sub during the Pre-Closing Period; and

       (d) during the Pre-Closing Period, Omnis and Merger Sub and the representatives of either cooperate with PickAx and its representatives, and prepare and execute and deliver such documents and instruments and take such other actions as PickAx may request in good faith, in connection with any filing, notice or Consent that PickAx is required or elects to make, give or obtain consistent with this Agreement.

     8.4 Notification.

     During the Pre-Closing Period, Omnis and Merger Sub shall promptly notify PickAx in writing of:

       (a) the discovery by Omnis or Merger Sub of any event, condition, fact or circumstance that constitutes a breach of any representation or warranty made by Omnis or Merger Sub in this Agreement or in any of the other Transactional Agreements;

       (b) the discovery of any material breach of any covenant or obligation of Omnis or Merger Sub; and

       (c) any event, matter, condition, fact or circumstance known to Omnis or Merger Sub that may make the timely satisfaction of any of the conditions set forth in Section 4.2 impossible or unlikely.

     8.5 Best Efforts.

     During the Pre-Closing Period, Omnis and Merger Sub each shall use its Best Efforts to cause the conditions set forth in Section 4.2 to be satisfied on a timely basis, and shall not take any action or omit to take any action, the taking or omission of which would or could reasonably be expected to result in any of 4 the representations and warranties set forth in Section 6 of this Agreement becoming untrue or in any of the conditions of Closing set forth in
Section 4.2 not being satisfied in a timely manner.


9. Other Agreements.

     9.1 Registration of PickAx Options.

     Omnis agrees that as soon as reasonably practicable after the Closing Date, but in no event later than thirty (30) days following the Closing Date, it will cause to be filed one or more registration statements on Form S-8 under the Securities Act, or amendments to its existing registration statements on Form S-8, in order to register the shares of Omnis Common Stock issuable upon exercise of the aforesaid converted PickAx Options.

     9.2 Change of Names, Ticker Symbol and Address.

     Omnis agrees that as soon as reasonably practicable after the Closing Date, but in no event later than twenty (20) days following the Closing Date, it will cause to be filed one or more forms and/or applications with the appropriate authorities requesting:

   a. a change of corporate name from Omnis Technology, Inc. to "Raining Data Corporation"; provided however that should the merger transaction contemplated herein fail to close, all ownership and rights to the name, trademark and logo "Raining Data" shall remain with PickAx and not be transferred or conveyed to Omnis;

   b. a change of corporate name from PickAx to "Raining Data Technologies, Inc." or a similar name as determined by the Board of Directors of Omnis following the Closing;

   c. a change of Omnis's NASDAQ ticker symbol to "RDTA" or another available symbol that is mutually acceptable to the parties; and

   d. a change of corporate address from 981 Industrial Way, San Carlos, California 94070 to 1691 Browning, Irvine California 92606.

     9.3 Confidentiality.

     Each of the parties hereto hereby agrees to and reaffirms the terms and provisions of the Mutual Nondisclosure Agreement by and between Omnis and PickAx and Pick Systems, dated as of March 28, 2000.

     9.4 Public Disclosure.

     Unless otherwise required by law (including, without limitation, securities laws) or, as to Omnis, by the rules and regulations of the National Association of Securities Dealers, Inc. (NASD), and further subject to Section
7.8 hereof concerning insider trading prohibitions, prior to the Effective Time no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement or any Transactional Agreement shall be made by any party hereto unless approved by Omnis and PickAx prior to release; provided however that such approval shall not be unreasonably withheld, provided further that the parties agree and understand that certain disclosures regarding the Transactions may be made to (i) employees of Omnis and PickAx, (ii) third parties whose consent or approval may be required in connection with the Transactions, and (iii) the professional advisors of Omnis, Merger Sub, PickAx and the Named PickAx Stockholder, in each case without any prior written consent.

     9.5 No Inconsistent Action.

     None of Omnis, Merger Sub, PickAx, the Named PickAx Stockholder or the Surviving Corporation shall take any action inconsistent with the treatment of the Merger as a reorganization under Section 368(a)(2)(E) of the Code.

     9.6 Restrictive Legend.

     All certificates representing Omnis Stock deliverable to the PickAx stockholders pursuant to this Agreement and any certificates subsequently issued with respect thereto or in substitution therefor, unless a sale, transfer or other disposition is executed pursuant to one or more of the alternative conditions set forth in Section 5.21(n) or in the Investment Representation Statement shall have occurred, or unless the conditions of paragraph (k) of Rule 144 promulgated under the Securities Act shall have been satisfied, shall bear a legend substantially as follows, in addition to any legend Omnis determines in its sole judgment is required pursuant to any applicable legal requirement:

   "The shares represented by this certificate may not be offered, sold, pledged, transferred or otherwise disposed of except in accordance with the requirements of the Securities Act of 1933, as amended, and the other conditions specified in that certain Agreement and Plan of Merger dated as of August _____, 2000 and that certain Registration Rights Agreement dated as of September ___, 2000, copies of each of which the Company will furnish, without charge, to the holder of this certificate upon written request therefor."

     Omnis, at its discretion, may cause a stop transfer order to be placed with its transfer agent(s) with respect to the certificates for Omnis Stock but not as to the certificates for any part of Omnis Stock as to which said legend is no longer appropriate when one or more of the alternatives set forth in
Section 5.21(n) shall have been satisfied or the conditions of paragraph (k) of Rule 144 promulgated under the Securities Act shall have been satisfied.

     9.7 Certain Tax and Other Matters.

       (a)   The   parties   hereto   adopt   this   Agreement  as  a  "plan  of
reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Department of the Treasury Regulations.

       (b) Omnis and Merger Sub each further represents, warrants, covenants and agrees as follows:

              (i) Omnis and Merger Sub are not aware of any facts or circumstances that would cause the Merger to not qualify as a reorganization within the meaning of the provisions of Section 368(a)(2)(E) of the Code or cause this Agreement to not constitute a plan of reorganization for purposes of
Section 368 of the Code.

              (ii) Following the Merger, Omnis and the Surviving Corporation agrees to report the Merger as a reorganization within the meaning of Section 368(a)(2)(E) of the Code, unless otherwise required by law or unless advised in writing by counsel to Omnis that the Merger will not qualify as such a reorganization.

              (iii) Omnis has no current plan or intention to sell or otherwise dispose of any of the assets of PickAx acquired in the Merger, except for dispositions made in the Ordinary Course of Business or transfers permitted under Section 368(a)(2)(C) of the Code or prescribed by Treas. Reg. Section 1.368-1(d).

              (iv) Following the Merger, the historic business of Omnis will be continued or a significant portion of Omnis's historic business assets will be used in a business.

              (v)   Following   the   Merger,   Omnis  will   comply   with  the
record-keeping and information filing requirements of Section 1.368-3 of the Treasury Regulations.

       (c) PickAx and the Named PickAx Stockholder each further represents, warrants, covenants and agrees as follows:

              (i) PickAx or the Named PickAx Stockholder is not aware of any facts or circumstances that would cause the Merger to not qualify as a reorganization within the meaning of the provisions of Section 368(a)(2)(E) of the Code or cause this Agreement to not constitute a plan of reorganization for purposes of Section 368 of the Code.

              (ii) Following the Merger, the PickAx stockholders will report the Merger as a "reorganization" within the meaning of Section 368(a)(2)(E) of the Code, unless otherwise required by law or unless advised in writing by counsel to the PickAx stockholders that the Merger does not constitute such a reorganization.

              (iii) The liabilities of PickAx, if any, and the liabilities to which the assets of PickAx are subject, if any, were or will be incurred by PickAx in the Ordinary Course of Business.

              (iv) PickAx and each of the PickAx stockholders will pay all of their own costs and expenses incurred in connection with the Merger, including all tax liabilities of any kind incurred thereby.

              (v) PickAx is not under the jurisdiction of a court in a "title 11 or similar case," within the meaning of Section 368(a)(3)(A) of the Code.

              (vi) PickAx is not an investment company for purposes of Section 368(a)(2)(F) of the Code.

              (vii) None of the employee compensation received by any PickAx stockholder-employees of PickAx is or will be separate consideration for, or allocable to, any of their shares of PickAx Stock to be surrendered in the Merger. None of Omnis Stock received by any PickAx stockholder-employee of PickAx in the Merger will be separate consideration for, or allocable to, any employment, consulting or similar arrangement. Any compensation paid or to be paid to any PickAx stockholder who will be an employee or who will provide advisory services for PickAx, Omnis or any affiliate thereof after the Merger will be determined by bargaining at arm's length.

              (viii) PickAx's business conducted immediately before the Effective Time will be its "historic business" and its assets held immediately before the Effective Time will be its "historic business assets" for purposes of
Section 368 of the Code.


10. Termination.

     10.1 Termination Events.

     This Agreement may be terminated prior to Closing:

         (a) by Omnis if there is a material breach of any covenant or obligation of PickAx or the Named PickAx Stockholder contained in any of the Transactional Agreements or in the Voting Trust Agreement and such breach has not been cured within ten (10) business days after written notice of such breach is given to PickAx;

       (b) by PickAx if there is a material breach of any covenant or obligation of Omnis contained in any of the Transactional Agreements and such breach has not been cured within ten (10) business days after written notice of such breach is given to Omnis;

       (c) by either Omnis or PickAx if the Closing has not taken place on or before December 1, 2000 due to no fault of the terminating party; or

       (d) by the mutual written consent of Omnis and PickAx.

     10.2 Termination Procedures.

     If Omnis desires to terminate this Agreement pursuant to Section 10.1(a) or Section 10.1(c), Omnis shall deliver to PickAx and the Named PickAx Stockholder a written notice stating that Omnis is terminating this Agreement and setting forth a brief description of the basis on which Omnis is terminating this Agreement. If PickAx desires to terminate this Agreement pursuant to Section 10.1(b) or Section 10.1(c), PickAx shall deliver to Omnis a written notice stating that PickAx is terminating this Agreement and setting forth a brief description of the basis on which PickAx is terminating this Agreement.

     10.3 Effect of Termination.

     If this Agreement is terminated pursuant to Section 10.1, all further obligations of the parties under this Agreement shall terminate; provided however that notwithstanding the foregoing, each party shall remain liable for any breaches or violations of this Agreement at or prior to its termination and provided further that Sections 9.3, 9.4, 10, 11.1, 12.2, 12.3, 12.5, 12.6 and
12.11 shall survive the termination of this Agreement.

     10.4 Exclusivity of Termination Rights.

     Except to the extent termination occurs due to the bad faith of the other party, the termination rights and obligations provided in this Section 10 shall be deemed to be exclusive. Subject to the provisions of Section 10.3, the parties shall not have any other or further Liabilities to or with respect to one another by reason of the termination of this Agreement.


11. Survival; Pledge of Shares and Security Interest.

     11.1 Survival of Representations and Covenants.

       (a) The representations and warranties of each party set forth in this Agreement or any other Transactional Agreement or any Exhibit or Schedule shall survive for a period of twelve (12) months from the Closing Date and thereafter shall be deemed fully satisfied and waived for all purposes, provided however that notwithstanding the foregoing, (i) such limitation shall not apply to any act of fraud or intentional concealment by any such person; (ii) such limitation shall not apply to any tax or environmental representation or warranty, which shall survive until the expiration of the applicable statutes of limitation; and (iii) any claim, action or cause of action for any breach or violation of any such representation or warranty shall not terminate and shall survive until the respective rights and obligations of the relevant parties are fully discharged and satisfied, subject to applicable statutes of limitation.

       (b)   Except   as   qualified   by   the   Disclosure   Schedules,   the
representations, warranties, covenants and obligations of the respective parties, and the rights and remedies that may be exercised by any of them, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by, or the Knowledge of, any of the other parties or their respective representatives.

       (c) For purposes of this Agreement, although each statement or other item of information set forth in the Disclosure Schedules qualifies the specific representation and warranty to which such information refers, all such statements and other items of information set forth in the Disclosure Schedules shall be deemed to be a representation and warranty made by PickAx and the Named PickAx Stockholder, respectively, in this Agreement.

     11.2 Pledge of Holdback Shares; Indemnity; Security Interest.

       (a) Pledge of Collateral. As collateral security for full and timely performance and non-breach of the Secured Obligations (as such term is defined below), the Named PickAx Stockholder (the "Pledgor") hereby pledges and grants Omnis as the secured party (for purposes of this Section the "Secured Party") a security interest in, and assigns, transfers and pledges to the Secured Party, the following securities and other property:

              (i) Pledgor's portion of the Holdback Shares delivered to and deposited with the Escrow Holder pursuant to Section 3.1 (the "Pledged Shares"); and

              (ii) Any and all new, additional or different securities or other property subsequently distributed with respect to the Pledged Shares that are to be delivered to and deposited with the Secured Party or the Escrow Holder pursuant to the requirements of Section 11.2(c) hereof; and

              (iii) The proceeds of any sale, exchange or disposition of the property and securities described in the foregoing Paragraphs (i) or (ii).

     All of said securities, property and money shall be herein referred to collectively as the "Collateral" and shall be accompanied by one or more stock power assignments properly endorsed by Pledgor. The Collateral shall be held in accordance with the following terms and provisions of this Section 11.2.

       (b) Secured Obligations.

              (i) The Named PickAx Stockholder agrees to indemnify and hold harmless Omnis and each of its Affiliates, officers, directors, employees, agents, representatives, successors and assigns from any and against any and all claims, actions, causes of actions, losses, damages, judgments, costs or obligations (including but not limited to reasonable attorney's fees and costs of defense) related to or arising from any material breach of any of the representations, warranties or obligations of such Named PickAx Stockholder under Section 5.21 of this Agreement ("Indemnity").

              (ii) Such representations, warranties or obligations of the Named PickAx Stockholder under Section 5.21 of this Agreement and such Indemnity shall be the "Secured Obligations" of the Named PickAx Stockholder for purposes hereof.

              (iii) All reasonable costs and expenses (including reasonable attorneys fees) incurred by the Secured Party or the Escrow Holder in the exercise or enforcement of any right, power or remedy granted it under this
Section 11.2 shall become part of the Secured Obligations and shall constitute a personal liability of Pledgor.

       (c) Rights and Powers. The Secured Party may, without obligation to do so, exercise any one or more of the following rights and powers with respect to the Collateral directly or by written notice to the Escrow Holder:

              (i) Accept in its discretion, but subject to the applicable limitations of Section 11.2(e) hereof, other property of Pledgor in exchange for all or part of the Collateral and release the Collateral to Pledgor to the extent necessary to effect such exchange, and in such event the money, property or securities received in the exchange shall be held by the Secured Party or the Escrow Holder as substitute security for the Secured Obligations;

              (ii) Perform such acts as are necessary to preserve and protect the Collateral and the rights, powers and remedies granted with respect to such Collateral by this Agreement;

              (iii) If there is an Event of Default, transfer record ownership of the Collateral to the Secured Party (or cancel Pledged Shares, as the case may be) or its nominee and receive, endorse and give receipt for, or collect by legal proceedings or otherwise, dividends or other distributions made or paid with respect to the Collateral; and

              (iv) Any and all other rights or remedies of a secured party as otherwise provided herein.

     Any action by the Secured Party or the Escrow Holder pursuant to the provisions of this Subsection (c) may be taken without notice to Pledgor. Expenses reasonably incurred in connection with such action shall be payable by Pledgor and form part of the Secured Obligations. Neither the Secured Party nor the

Escrow Holder shall be obligated to take any action with respect to the Collateral requested by Pledgor unless the request is made in writing and the Secured Party determines that the requested action will not unreasonably jeopardize the value of the Collateral as security for the Secured Obligations. Any cash sums that the Secured Party may receive in the exercise of its rights and powers under this Subsection (c) shall be applied to the payment of the Secured Obligations, in such order of application as the Secured Party deems appropriate. Any remaining cash shall be paid over to Pledgor.

       (d) Duty of Pledgor to Deposit. Any new, additional or different securities that may now or hereafter become distributable with respect to the Collateral during the period of the Security Interest by reason of (i) any stock dividend, stock split, conversion or reclassification of the capital stock of Omnis or (ii) any merger, consolidation or other reorganization affecting the capital structure of Omnis shall be delivered to the Escrow Holder, and if delivered to Pledgor, upon receipt thereof shall be promptly delivered to and deposited with the Escrow Holder as part of the Collateral hereunder. Such securities shall be accompanied by one or more properly endorsed stock power assignments.

       (e) Release of Collateral; Transfer Date. As of the required date of the transfer to Pledgor of the Collateral pursuant to Section 3.1(c) hereof ("Transfer Date"), the Secured Party shall instruct the Escrow Holder to concurrently reconvey, retransfer and cause the Collateral to be delivered to Pledgor and any and all instruments related thereto (including without limitation any stock certificate or certificates representing the Collateral), and the security interest in the Collateral granted hereby shall be released and terminated; subject to any and all rights or remedies lawfully exercised by the Secured Party against the Collateral prior to said Transfer Date; and provided further that in the event the Secured Party or the Escrow Holder or other essential party is prevented by court order or other process of law from fully exercising the rights and remedies of the Secured Party with respect to the Collateral at any time prior to or as of said Transfer Date (collectively "Restrictions"), then the "Transfer Date" shall be the thirtieth (30th) day following the last date of the termination of such Restrictions.

       (f) Events of Default. An "Event of Default" shall have occurred upon the breach of any Secured Obligation of the Named PickAx Stockholder. Upon the occurrence of an Event of Default:

              (i) The Secured Party directly or by written notice to the Escrow Holder may exercise any or all of the rights and remedies granted to a secured party under the provisions of the California Uniform Commercial Code (as now or hereafter in effect), including (without limitation) the power to dispose of the Collateral by public or private sale or to accept the Collateral in full or partial payment of the Secured Obligations.

              (ii) Without limiting the foregoing, Pledgor agrees that, to the extent notice of sale shall be required by law, at least 10 days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgor hereby waives any claims against the Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Secured Party accepts the first offer received and does not offer the Collateral to more than one offeree. Until such time as the Pledged Shares are registered with the SEC under the Securities Act, the Secured Party may, at its option, elect not to require Pledgor to register the offering or sale of all or any part of the Pledged Shares under the provisions of the Securities Act and may therefore be compelled, with respect to any sale of all or any part of the Pledged Shares, to limit purchasers to those who will agree, among other matters, to acquire such securities for their own account, for investment, and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that any such sale may result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions and notwithstanding such circumstances, agrees that any such sale shall be deemed to have been made in a commercially reasonable manner. The Secured Party shall be under no obligation to delay the sale of any of the Pledged Shares for the period of time necessary to permit Pledgor to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if Pledgor would agree to do so.

              (iii) Any proceeds realized from the disposition of the Collateral (if any) pursuant to the foregoing power of sale shall be applied first to the payment of reasonable expenses incurred by the Secured Party in connection with the disposition, then to the payment of the Secured Obligations. Any surplus proceeds shall be paid over to Pledgor. However, in the event such proceeds prove insufficient to satisfy all Secured Obligations of Pledgor, then Pledgor shall remain personally liable for the resulting deficiency.

       (g) Other Remedies. The rights, powers and remedies granted to the Secured Party and Pledgor pursuant to the provisions of this Section 11.2 shall be in addition to all rights, powers and remedies granted to said parties under this Agreement or under any statute or rule of law. To the fullest extent allowable by law, the provisions of this Section shall be binding on each of the parties notwithstanding any contrary provision of applicable law, including without limitation, Section 9505(2) of the California Uniform Commercial Code or Section 701.040 of the California Code of Civil Procedure, as amended or superseded.

       (h) Attorney-in-Fact. The Secured Party is hereby appointed the attorney-in-fact of the Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Secured Party reasonably may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable as one coupled with an interest.


12. Miscellaneous.

     12.1 Further Assurances.

     Each party hereto shall execute and/or cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the Transactions.


     12.2 Fees and Expenses.

     Subject to the provisions of this Agreement, each of Omnis, PickAx and the Named PickAx Stockholder shall separately bear and pay all fees, costs and expenses that have been incurred or that are in the future incurred by or on behalf of such party in connection with the Transactions.

     12.3 Attorneys' Fees.

     If any legal action or other legal proceeding (including arbitration) relating to the Transactions or the enforcement of any provision of any of the Transactional Agreements is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     12.4 Other Taxes.

     In addition to their other obligations hereunder, the PickAx stockholders shall be responsible for sales, use and transfer taxes, including but not limited to any value added, stock transfer, gross receipts, stamp duty and real, personal or intangible property transfer taxes, due by reason of the consummation of the Transactions, including but not limited to any interest or penalties in respect thereof.

     12.5 Governing Law.

     This Agreement is to be construed in accordance with and governed by the laws of the State of California (as permitted by Section 1646.5 of the California Civil Code or any similar successor provision), without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the State of California to the rights and duties of the parties; provided however that notwithstanding the foregoing the rights of any person as a stockholder shall be governed by the laws of the State of Delaware.

     12.6 Successors and Assigns.

     This Agreement shall inure to the benefit of, and be binding upon, each of the parties and their respective predecessors, successors, assigns, directors, officers, employees, agents, representatives, Affiliates, spouses, heirs, executors and administrators. None of the parties hereto may assign any of its or their rights or obligations hereunder to any other party (by contract, operation of law or otherwise) without the prior written consent of the other, which consent shall not be unreasonably withheld, and any attempted assignment in violation thereof shall be void and of no effect; provided however that Omnis may assign its rights and obligations hereunder in connection with the subsequent merger or acquisition of a controlling stock interest or all or substantially all of the assets of Omnis.

     12.7 Entire Agreement.

     The Transactional Agreements, the Schedules and the Exhibits thereto and the other documents contemplated expressly thereby constitute the full and entire understanding and agreement among the parties thereto with regard to the subjects hereof and thereof and supersede all prior agreements and understandings among or between any of the Parties relating to the subject matter hereof and thereof; provided however that in the event of any conflict the terms of this Agreement shall prevail.

     12.8 Severability.

     In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     12.9 Amendments.

     This Agreement may be amended or modified in writing by the consent of Omnis and PickAx without the consent of the Named PickAx Stockholder, unless such amendment or modification would be materially advise to the Named PickAx Stockholder. Any amendment or modification effected pursuant to this Section
12.9 shall be binding upon the Named PickAx Stockholder, PickAx and Omnis. The Boards of Directors of Omnis and PickAx and Merger Sub further may terminate or amend this Agreement notwithstanding prior approval of the Agreement by the stockholders of any such party to the fullest extent permitted by Section 251(d) of the Delaware General Corporation Law.

     12.10 Notices.

     Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by telecopier during business hours) to the address or telecopier number set forth beneath the name of such party below (or to such other address or telecopier number as such party shall have specified in a written notice given to the other parties hereto), with a confirming copy of any notice by telecopier sent promptly by hand, registered mail, courier or express delivery service:

If to PickAx:


    PickAx, Inc.
    1691 Browning
    Irvine, California 92606
    Attention: President
    Telecopier: (949) 250-8187

with a copy to:


    Greenberg Traurig
    1200-17th Street
    Suite 880
    Denver, Colorado 80202
    Attention: Alan Simon, Esq.
    Telecopier: (303) 572-6540

If to the Named PickAx Stockholder, to the address set forth on Schedule II hereof;

If to Omnis:


    Omnis Technology Corporation
    981 Industrial Way
    San Carlos, California 94070-4117
    Attention: President
    Telecopier: (650) 632-7130

with a copy to:


    Morrison & Foerster LLP 425 Market Street
    San Francisco, California 94105
    Attention: Stafford Matthews, Esq.
    Telecopier: (415) 268-7522

     12.11 Publicity and Use of Confidential Information.

       (a) Notwithstanding anything to the contrary contained in any agreement among the parties hereto, Omnis shall have the right to disclose PickAx's financial statements and related information, the terms of this Agreement and the identity of PickAx to potential investors of Omnis, through the use of printed offering materials or otherwise or as otherwise required by applicable legal requirements.

       (b) The Named PickAx Stockholder, on the one hand, and Omnis, on the other, shall keep strictly confidential, and shall not use, or disclose to any other Person, any non-public document or other information in the Named PickAx Stockholder's possession, on the one hand, and in Omnis's possession, on the other, that relates directly or indirectly to the business of PickAx, Omnis or any affiliate of Omnis; provided however that Omnis or the Named PickAx Stockholder may disclose such non-public information as required by any applicable law or rule to which Omnis or the Named PickAx Stockholder is subject, including the Exchange Act and the rules of the National Association of Securities Dealers, Inc.

       (c) In addition to the other restrictions hereunder, the Named PickAx Stockholder shall not issue or disseminate any press release or other publicity concerning any of the Transactions, or permit any press release or other publicity concerning any of the Transactions to be issued or otherwise disseminated by or on behalf of the Named PickAx Stockholder without Omnis's prior written consent, and the Named PickAx Stockholder shall continue to keep the terms of this Agreement and the other Transactional Agreements strictly confidential.

     12.12 Counterparts.

     This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     12.13 Delays or Omissions; Waivers.

       (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise or waiver of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

       (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     12.14 Remedies Cumulative; Specific Performance.

     All remedies, either under this Agreement or by law or otherwise afforded to the parties hereto, shall be cumulative and not alternative. Each of the parties agrees that in the event of any breach or threatened breach by a party of any covenant, obligation or other provision set forth in this Agreement, the other party shall be entitled (in addition to any other remedy that may be available to it) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (ii) an injunction restraining such breach or threatened breach.

     12.15 Headings.

     The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     12.16 Construction.

       (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

       (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

       (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

       (d) Except as otherwise specified, all references in this Agreement to "Sections," "Exhibits" and "Schedules" are intended to refer to Sections of this Agreement and Exhibits and Schedules to this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT AND PLAN OF MERGER as of the date set forth in the first paragraph hereof.



PICKAX:                                 PICKAX, INC.,
                                        a Delaware corporation



                                        By: ________________________________
                                              Name:
                                              Title:



OMNIS:                                  OMNIS TECHNOLOGY CORPORATION,
                                        a Delaware corporation



                                        By: ________________________________
                                              Name:
                                              Title:



NAMED PICKAX STOCKHOLDER:               ____________________________________
                                        GILBERT FIGUEROA

                      INDEX OF SCHEDULES AND EXHIBITS


Schedule I       Schedule of All PickAx Stockholders, Warrants and Convertible Securities
Schedule II      Schedule of Named PickAx Stockholder
Schedule III     Schedule of PickAx and PickAx Subsidiaries Options
Schedule IV      Disclosure Schedule
Schedule V       Certain PickAx Trademarks
Schedule VI      Definition of "Accredited Investor"
Exhibit A        Certain Definitions
Exhibit B        Omnis Loan Promissory Note
Exhibit C        Astoria Warrant
Exhibit D        Form of Registration Rights Agreement
Exhibit E        Form of Legal Opinion of Greenberg Traurig
Exhibit F        Form of Investment Representation Statement
Exhibit G        Form of Legal Opinion of Morrison & Foerster LLP
Exhibit H        Financial Statements of PickAx
Exhibit I        PickAx Voting Trust Agreement

                         Agreement and Plan of Merger


                                   Exhibit A


                              CERTAIN DEFINITIONS

   For purposes of this Agreement:

     Acquisition   Transaction.   "Acquisition   Transaction"   shall  mean  any
transaction involving:

   (a) the sale or other disposition of all or any portion of the business or assets of PickAx or any of its Subsidiaries (other than in the Ordinary Course of Business);

   (b) the issuance, sale or other disposition of (i) any capital stock of PickAx or any of its Subsidiaries, (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock of PickAx or any of its Subsidiaries, or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock of PickAx or any of its Subsidiaries; or

   (c) any   merger,   consolidation,   business  combination,  share  exchange,
        reorganization or similar transaction involving PickAx or any of its Subsidiaries.

     Affiliate. "Affiliate" means (i) any corporation or other Person or Entity controlling, controlled by or under common control of any party or parties through the direct or indirect ownership of stock or assets, including without limitation any parent or subsidiary corporation of any party now or in the future. Without limiting the foregoing, PickAx Systems and each of the other Subsidiaries of PickAx are Affiliates of PickAx for all purposes hereof.

     Agreement. "Agreement" shall mean the Agreement and Plan of Merger to which this Exhibit A is attached (including the Disclosure Schedule and all other schedules and exhibits attached thereto), as it may be amended from time to time.

     Agreement Date. "Agreement Date" shall mean the date of the Agreement as set forth in the preamble to the Agreement.

     Astoria PickAx Convertible Debt. "Astoria PickAx Convertible Debt" shall mean that certain indebtedness of PickAx represented by the Convertible Promissory Note made by PickAx to Astoria Capital Partners, L.P. dated March 15, 2000 in the principal amount of Seventeen Million Three Hundred Thousand Dollars ($17,300,000) as of the Closing.

     Astoria  Warrant.  "Astoria Warrant" shall mean the warrant to be issued to
the   Convertible   Debt   Holder   effective  as  of  the  Effective  Time,  in
substantially the form of Exhibit C of the Agreement.

     Average Omnis Stock Price. "Average Omnis Stock Price" shall have the meaning specified in Section 3.1(b).

     Balance Sheet Date. "Balance Sheet Date" shall have the meaning specified in Section 5.8(a)(i).

     Best Efforts. "Best Efforts" shall mean the efforts that a prudent Person desiring to achieve a particular result would use in order to ensure that such result is achieved as expeditiously as possible.

     Cancellation   Notice.   "Cancellation   Notice"  shall  have  the  meaning
specified in Section 3.1(c)(v).

     Certificates. "Certificates" shall have the meaning specified in Section 3.2(a).

     Closing. "Closing" shall have the meaning specified in Section 3.4.

     Closing  Date.  "Closing  Date" shall have the meaning specified in Section
3.4.

     Closing  Shares.  "Closing  Shares  shall  have  the  meaning  specified in
Section 3.1(c).

     Code. "Code" shall mean the Internal Revenue Code of 1986, as amended.

     Consent.   "Consent"   shall  mean  any  approval,  consent,  ratification,
permission,  waiver or authorization (including any Governmental Authorization).

     Contract. "Contract" shall mean, with respect to any Person, any written or oral or other contract, arrangement or other agreement to which such Person is a party or by which its properties or assets may be bound or affected or under which it or its respective business, properties or assets receive benefits.

     Convertible Debt Holder. "Convertible Debt Holder" shall mean the holder of the Astoria PickAx Convertible Debt as of the Closing.

     Damages. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, Liability, settlement, judgment, award, fine, penalty, Tax, fee (including any legal fee resulting from, but not limited to, the defense of third party claims pursuant to Section 11.4 of this Agreement, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature.

     Defined Benefit Plan. "Defined Benefit Plan" shall mean either a plan described in Section 3(35) of ERISA or a plan subject to the minimum funding standards set forth in Section 302 of ERISA and Section 412 of the Code.

     Disclosure   Schedule.   "Disclosure   Schedule"  shall  have  the  meaning
specified in the introductory paragraph to Section 5.

     Disclosure Schedule Update. "Disclosure Schedule Update" shall have the meaning specified in Section 7.5(b).

     Dissenting  Holder. "Dissenting Holder" shall have the meaning specified in
Section 3.6(a).

     Dissenting  Shares. "Dissenting Shares" shall have the meaning specified in
Section 3.6(a).

     Earn Out Date. "Earn Out Date" shall have the meaning specified in Section 3.1(c)(ii).

     Earn Out Measurement Period. "Earn Out Measurement Period" shall have the meaning specified in Section 3.1(c)(ii).

     Earn  Out  Revenue.  "Earn Out Revenue" shall have the meaning specified in
Section 3.1(c)(ii).

     Effective  Time.  "Effective  Time"  shall  have  the  meaning specified in
Section 1.2.

     Employment and Non-Competition Agreement. "Employment and Non-Competition Agreement" shall refer to the employment contract by and between Omnis and each of the Key Employees as further provided in Section 4.1(d)(ii).

     End-User  Licenses. "End-User Licenses" shall have the meaning specified in
Section 5.6.

     Entity. "Entity" shall mean any corporation (including any non profit corporation), general partnership, limited partnership, limited liability partnership, limited liability company, joint venture, joint stock company, estate, trust or other company, firm or legal entity of any kind or nature.

     Environmental Law. "Environmental Law" shall mean any federal, state, local or foreign legal requirement relating to pollution or protection of human health or the environment.

     ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     Escrow Agent. "Escrow Agent" shall have the meaning specified in Section 3.1(c)(i).

     Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     Exchange  Ratio.  "Exchange  Ratio"  shall  have  the  meaning specified in
Section 3.1(b).

     Fairness Opinion. "Fairness Opinion" means the written opinion of Alliant Partners to Omnis that concludes that the value of the total consideration paid by Omnis in the Merger and related Transactions is fair from a financial point of view to the stockholders of Omnis.

     Final Returns. "Final Returns" shall have the meaning specified in Section 12.4(b).

     Financial   Statements.  "Financial  Statements"  shall  have  the  meaning specified in Section 5.8(a).

     Fully Diluted PickAx Shares. "Fully Diluted PickAx Shares" shall mean the total of all outstanding shares of PickAx Stock plus all shares of PickAx Stock issuable upon the exercise of any PickAx Warrant or PickAx Subsidiary Warrant or PickAx Option or PickAx Subsidiary Option or other agreement or arrangement, or upon the exercise of any other conversion rights, exchange rights, warrants or options (on an as converted basis; and whether such right is exercisable immediately or only after passage of time; and as if all such rights were fully vested and accelerated and exercised on the relevant date of determination); excluding only the Astoria PickAx Convertible Debt.

     GAAP. "GAAP" shall mean generally accepted accounting principles in the United States.

     PickAx Assets. "PickAx Assets" shall mean any and all intangible and tangible assets of any kind, nature or description being transferred to Omnis hereunder as part of the Merger.

     PickAx Closing Certificate. "PickAx Closing Certificate" shall have the meaning specified in Section 4.1(c)(vi).

     PickAx   Common  Stock.  "PickAx  Common  Stock"  shall  have  the  meaning specified in Section 3.1(b).

     PickAx Contract. "PickAx Contract" shall mean any of the following agreements, contracts and commitments of PickAx and/or any of its Subsidiaries:


       (i) any employment or consulting agreement, contract or commitment with any officer or director, other than those that are terminable by PickAx or any of its Subsidiaries on no more than thirty (30) days' notice without liability or financial obligation to the PickAx or such Subsidiary;

       (ii) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, or any of the benefits of which will be increased by the occurrence of any of the Transactions or the value of any of the benefits of which will be calculated on the basis of any of the Transactions;

       (iii) any agreement of indemnification or any guaranty other than any agreement of indemnification entered into in connection with the sale or license of products of PickAx or any of its Subsidiaries in the ordinary course of business;

       (iv) any agreement, contract or commitment containing any covenant limiting in any respect the right of PickAx or any of its Subsidiaries to engage in any line of business or to compete with any person or granting any exclusive distribution rights;

       (v) any agreement, contract or commitment currently in force relating to the disposition or acquisition by PickAx or any of its Subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which PickAx or any of its Subsidiaries has any material ownership interest in any corporation, partnership, joint venture or other business enterprise;

       (vi) any dealer, distributor, joint marketing or development agreement currently in force under which PickAx or any of its Subsidiaries have continuing material obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of ninety
(90) days or less, or any material agreement pursuant to which PickAx or any of its Subsidiaries have continuing material obligations to jointly develop any intellectual property that will not be owned, in whole or in part, by PickAx or any of its Subsidiaries and which may not be canceled without penalty upon notice of ninety (90) days or less;

       (vii) any agreement, contract or commitment currently in force to provide source code to any third party for any product or technology that is material to PickAx and its Subsidiaries taken as a whole;

       (viii) any agreement, contract or commitment currently in force to license any third party to manufacture or reproduce any product, service or technology or any agreement, contract or commitment currently in force to sell or distribute or license or sublicense any products, service or technology except agreements with distributors or sales representative in the normal course of business cancelable without penalty upon notice of ninety (90) days or less and substantially in the form previously provided to Omnis;

       (ix)  any  mortgages, indentures, guarantees, loans or credit agreements,
security   agreements  or  other  agreements  or  instruments  relating  to  the borrowing of money or extension of credit;

       (x) any settlement agreement entered into within five (5) years prior to the date of this Agreement; or

       (xi) any other agreement, contract or commitment that calls for the payment or receipt by PickAx or any of its Subsidiaries of $250,000 or more.

     PickAx Options. "PickAx Options" shall mean any and all options granted by PickAx or PickAx Systems or any other Subsidiary of PickAx, or proposed to be granted prior to or as of the Closing, to purchase shares of PickAx Stock or other securities of PickAx, whether or not currently exercisable.

     PickAx Subsidiary Options. "PickAx Subsidiary Options" shall mean any and all options granted by PickAx or PickAx Systems or any other Subsidiary of PickAx, or proposed to be granted prior to or as of the Closing, to purchase shares of the stock or other securities of PickAx Systems or any other Subsidiary of PickAx, whether or not currently exercisable.

     PickAx  Returns.  "PickAx  Returns"  shall  have  the  meaning specified in
Section 5.14(b).

     PickAx Stock. "PickAx Stock" shall mean the PickAx Common Stock and any and all other stock or convertible securities issued or to be issued by PickAx.

     PickAx stockholders. "PickAx stockholders" shall refer to those individuals and Entities listed on Schedule I hereto as the stockholders of PickAx (or their transferees) and any and all other holders of issued and outstanding capital stock of PickAx determined immediately before the Closing.

     PickAx Subsidiary Warrants. "PickAx Subsidiary Warrants" shall mean any and all warrants, subscriptions, calls or other rights of any kind (other than PickAx Subsidiary Options) granted by PickAx or PickAx Systems or any other Subsidiary of PickAx, or proposed to be granted prior to or as of the Closing, to purchase shares of the stock or other securities of PickAx Systems or any other Subsidiary of PickAx, whether or not currently exercisable.

     PickAx Systems. "PickAx Systems" shall refer to PickAx Systems, Inc., a California corporation, which is a wholly-owned subsidiary of PickAx.

     PickAx Warrants. "PickAx Warrants" shall mean any and all warrants, subscriptions, calls or other rights of any kind (other than PickAx Options) granted by PickAx or PickAx Systems or any other Subsidiary of PickAx, or proposed to be granted prior to or as of the Closing, to purchase shares of PickAx Stock or other securities of PickAx, whether or not currently exercisable.

   Governmental Authorization. "Governmental Authorization" shall mean any:

     (a) permit, license, certificate, franchise, approval, consent, permission, clearance, waiver, certification, designation, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any legal requirement; or

     (b)   right under any Contract with any Governmental Body.

     Governmental Body. "Governmental Body" shall mean any:

     (a)   nation,   principality,    state,   province,    territory,   county,
           municipality, district or other jurisdiction of any nature;

     (b)   federal, state, local, municipal, foreign or other government; or

     (c) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

     Hazardous   Materials.  "Hazardous  Material"  shall  mean  any  substance, chemical, waste or other material which is or may be listed, defined or otherwise identified as hazardous, toxic or dangerous under any legal requirement, as well as any asbestos, polychlorinated biphenyls ("PCBs"), petroleum, petroleum product or by-product, crude oil, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas useable for fuel, and "source," "special nuclear," and "by-product" material as defined in the Atomic Energy Act of 1954, 42 U.S.C. \s\s 2011 et seq.

     Holdback  Shares.  "Holdback  Shares"  shall  have the meaning specified in
Section 3.1(c).

     Holdback Warrant Shares. "Holdback Warrant Shares" shall have the meaning specified in Section 3.1(e)(i).

     Intellectual   Property   Rights.   "Intellectual  Property  Rights"  shall
collectively mean each and all Patents, Patent Applications, copyrights, Trademarks, trade secrets and all other intellectual property rights of PickAx or any Subsidiary or other Affiliate thereof in or with respect to any and all of the Software or Proprietary Information or any part thereof and all derivative works hereof under the laws of any jurisdiction; including without limitation all federal, state, foreign, statutory and common law and other rights in patents, copyrights, moral rights, trademarks, trade secrets, design rights and all other intellectual property and proprietary rights therein; all domestic and foreign copyright or other intellectual property applications and registrations therefor (and any and all divisions, renewals, confirmations, continuations in whole or in part, substitutions, conversions, reissues, reexaminations, or extensions of such applications and registrations, and the right to apply for any of the foregoing); all goodwill associated therewith; all rights to causes of action and remedies related thereto (including but not limited to the right to sue for past, present or future infringement, misappropriation or violation of rights related to the foregoing); all licenses, sublicenses and agreements related thereto; and any and all other rights and interests arising out of, in connection with or in relation to any of such assets under the laws of any jurisdiction.

     Investment Representation Statement. "Investment Representation Statement" shall refer to that certain written investment representation statement to be executed by each of the PickAx stockholders other than the Named PickAx Stockholder substantially in the form of Exhibit F attached hereto.

     Key Employees. "Key Employees" shall refer to each of Gilbert Figueroa, Richard Lauer, Scott Anderson, Mario Barrenechea and Timothy Holland.

     Leased Premises. "Leased Premises" shall mean the premises and facilities identified in Part 5.9(d) of the Disclosure Schedule.

     Liability. "Liability" shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

     Lien. "Lien" shall mean any lien, claim, security interest, charge, Liability, right, restriction, license, sublicense or other encumbrance or obligation of any kind.

     Maximum  Shares.  "Maximum  Shares"  shall  have  the  meaning specified in
Section 3.1(c).

     Maximum Warrant Shares. "Maximum Warrant Shares" shall have the meaning specified in Section 3.1(e)(i).

     Member of the Controlled Group. "Member of the Controlled Group" shall mean each trade or business, whether or not incorporated, which would be treated as a single employer with PickAx or any Subsidiary under Section 4001 of ERISA or Section 414(b), (c), (m) or (o) of the Code.

     Merger. "Merger" shall have the meaning specified in Recital A.

     Merger  Consideration.  "Merger  Consideration"  shall mean the Omnis Stock
and   options   to   purchase  Omnis  Stock  issuable  in  connection  with  the
Transactions.

     Merger Sub Common Stock. "Merger Sub Common Stock" shall have the meaning specified in Section 3.1(b).

     Merger Sub Person. "Merger Sub Person" shall mean Merger Sub and each and all of its officers, directors, employees, agents, Affiliates, representatives, stockholders, successors and assigns.

     Minimum  Earn  Out.  "Minimum Earn Out" shall have the meaning specified in
Section 3.1(c)(iii).

     Multiemployer  Plan.  "Multiemployer  Plan"  shall mean a plan described in
Section 3(37) of ERISA.

     Named PickAx Stockholder. "Named PickAx Stockholder" shall refer to the named individual listed on Schedule II hereto.

     Named PickAx Stockholder Closing Certificate. "Named PickAx Stockholder Closing Certificate" shall have the meaning specified in Section 4.1(c)(vi).

     Object code. "Object code" means a form of software code resulting from the translation or processing of source code by a computer into machine language or intermediate code, which is in a form not convenient to human understanding of the program logic, but which is appropriate for execution or interpretation by a computer.

     Option Plan. "Option Plan" shall have the meaning specified in Section 3.1(d)(i).

     Option Pool. "Option Pool" shall mean the number of shares of Common Stock reserved for the grant of options under the Option Plan.

     Order. "Order" shall mean any:

       (a) order, judgment, injunction, edict, decree, ruling, subpoena, writ or award that is or has been issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or

       (b) Contract with any Governmental Body that is or has been entered into in connection with any Proceeding.

     Ordinary Course of Business. An action taken by or on behalf of PickAx or any of its Subsidiaries shall not be deemed to have been taken in the "Ordinary Course of Business" unless:

       (a) such action is recurring in nature, is consistent with past practices and is taken in the ordinary course of normal day to day operations of PickAx or such Subsidiary;

       (b) such action is taken in accordance with sound and prudent business practices;

       (c) such action is not required to be authorized by the stockholders of PickAx or the relevant Subsidiary or the Board of Directors or any Board committee of PickAx or the relevant Subsidiary and does not require any other separate or special authorization of any nature; and

       (d)   such   action  is  similar  in  nature  and  magnitude  to  actions customarily taken, without any separate or special authorization, in the ordinary course of the normal day to day operations of other Entities that are engaged in businesses similar to the business of PickAx or the relevant Subsidiary.

     Patent Applications. "Patent Applications" shall be defined as any and all domestic and foreign patent applications or registrations therefor filed in any country or jurisdiction and in any form (including but not limited to any and all divisions, renewals, confirmations, continuations in whole or in part, substitutions, conversions, reissues, reexaminations, or extensions of such applications and registrations, and the right to apply for any of the foregoing).

     Patents. "Patents" shall be collectively defined as any and all domestic or foreign patents issued in any country or jurisdiction, including without limitation any and all divisions, renewals, confirmations, continuations in whole or in part, substitutions, conversions, reissues, reexaminations, or extensions thereof, and the right to apply for any of the foregoing, for the full term of each such patent.

     Person. "Person" shall mean any individual, Entity or Governmental Body.

     Plans. "Plans" shall have the meaning specified in Section 5.23(a).

     Pre-Closing Period. "Pre-Closing Period" shall mean the period from the date of this Agreement until the Closing Date.

     Proceeding. "Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), hearing, inquiry, audit or investigation that is or has been commenced, brought, conducted or heard by or before, or that otherwise has involved or may involve, any Governmental Body or any arbitrator or arbitration panel.


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

     Proprietary Assets. "Proprietary Assets" shall collectively mean any and all Intellectual Property Rights, Proprietary Information and Software.

     Proprietary Information. "Proprietary Information" collectively means any and all technical or engineering information, know-how, Source Codes, Object Codes, computer codes, data, designs, plans, trade secrets, inventions, concepts,  products,  processes,  formulas,  specifications,  works  in process, systems, maskworks, methods, technologies or applications, franchises, intangible assets, and any and all other confidential or proprietary information or assets of PickAx or any of its Subsidiaries or other Affiliates.


     Related  Party.  Each  of  the  following  shall be deemed to be a "Related
Party":

       (a) the PickAx Stockholders;

       (b) each individual who is, or who has at any time been, an officer of the PickAx Stockholders or PickAx;

       (c) each member of the family of each of the individuals referred to in clause (b) above; and

       (d) any Entity (other than the PickAx Stockholders or PickAx) which is a Subsidiary or other Affiliate of PickAx or in which any one of the Persons referred to in clause (a), (b) or (c) above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.

     Rights   Agreement.   "Rights   Agreement"  shall  refer  to  that  certain
Registration Rights Agreement by and among Omnis and the PickAx Stockholders substantially in the form of Exhibit B attached hereto.

     SEC.   "SEC"   shall   mean  the  United  States  Securities  and  Exchange
Commission.

     Securities Act. "Securities Act" shall mean the federal Securities Act of 1933, as amended.

     Software. "Software" means each and all of the PickAx or PickAx Systems or other PickAx Affiliate software systems and applications and other software code including but not limited to (a) all Source Code, object code, other computer code, structures, files, libraries, algorithms, flow charts, diagrams, coding sheets, developer's or programmer's notes, engineering notebooks, specifications, technical information, designs, trade secrets, inventions, ideas, know-how, products, prototypes, processes, technologies, systems, user manuals, reference manuals, support manuals, work product, work papers, test data, and all other components or materials related to or comprising any part of any such software system or application or code, whether or not in a commercial stage of development and whether now or hereafter in existence and in any form; (b) each and all derivative works, upgrades, updates, enhancements, modifications, improvements, revisions, fixes, new versions, prior versions and localized or foreign language versions thereof in any form; and (c) each and all other books, papers and records of any kind and in any form owned or created or controlled by PickAx or any of its Subsidiaries or other Affiliates relating to any such software system or application or code.

     Source Code. "Source Code" means the human readable form of the computer code of the Software and any available related source code documentation.

     Subsidiaries. "Subsidiaries" shall have the meaning specified in Section 5.1(c).

     Target  Earn  Out.  "Target  Earn  Out" shall have the meaning specified in
Section 3.1(c)(ii).

     Tax. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is, has been or in the future may be (a) imposed, assessed or collected by or under the authority of any Governmental Body, or (b) payable pursuant to any tax sharing agreement or similar Contract.

     Tax Return. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is, has been or in the future may be filed with or submitted to, or required to be filed with


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

or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any legal requirement relating to any Tax.

     Trademarks. "Trademarks" collectively shall mean all of the trademarks, trade names, product marks and logos of PickAx or any of its Subsidiaries or Affiliates, including without limitation those set forth in Exhibit V hereof, and all rights and goodwill associated therewith; including without limitation any and all trademark applications, trade names, fictitious business names, service marks (whether registered or unregistered), or service mark applications.

     Transaction Expenses. "Transaction Expenses" shall mean all fees, costs and expenses including, without limitation all attorneys' fees, that have been incurred or that are in the future incurred by or on behalf of PickAx or the PickAx Stockholders in connection with the sale of the Stock and the preparation, execution and delivery of the Transactional Agreements.

     Transactional Agreements. "Transactional Agreements" shall mean the Agreement, the Rights Agreement, the Employment and Non-Competition Agreement, the Mutual Non-Disclosure Agreement, the PickAx Stockholders and PickAx Closing Certificates, Omnis Closing Certificate, and all other agreements, certificates and instruments executed or contemplated to be executed by any of the parties hereto in connection with the Transactions.

     Transactions. "Transactions" shall mean (a) the execution and delivery of this Agreement and the other Transactional Agreements and (b) all the transactions contemplated by this Agreement and the other Transactional Agreements.

     Omnis and Merger Sub Closing Certificate. "Omnis Closing Certificate" shall have the meaning specified in Section 4.2(c)(v).

     Omnis Common Stock. "Omnis Common Stock" shall have the meaning specified in Section 3.1(b).

     Omnis Contract. "Omnis Contract" shall refer to those contracts listed pursuant to Section 6.11(b).

     Omnis Option Plan. "Omnis Option Plan" shall refer to the 1999 Stock Incentive Plan of Omnis.

     Omnis  Person.  "Omnis  Person"  shall  mean  Omnis and each and all of its
officers,    directors,    employees,   agents,   Affiliates,   representatives,
stockholders, successors and assigns.

     Omnis Stock. "Omnis Stock" shall mean the Omnis Common Stock and, in the case of any exchange of any convertible securities provided by Section 3.1(f) hereof, the equivalent convertible securities issued by Omnis thereunder.

     Omnis  SEC Reports. "Omnis SEC Reports" shall have the meaning specified in
Section 6.7(a).

     Omnis Stock. "Omnis Stock" means Omnis Common Stock and Omnis Preferred Stock.

     Unaudited Interim Balance Sheet. "Unaudited Interim Balance Sheet" shall have the meaning specified in Section 5.8(a)(ii).

     Warrant Closing Shares. "Warrant Closing Shares" shall have the meaning specified in Section 3.1(e).

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